                                                                     Exhibit 4.1
================================================================================





                             JOHNSON CONTROLS, INC.



                                       TO



                            CHEMICAL BANK DELAWARE,
                                    TRUSTEE



                                  ___________



                                   INDENTURE

                         Dated as of _________ __, 1995


                                  ___________




                                DEBT SECURITIES




================================================================================

                               TABLE OF CONTENTS*

                                                                                  Page
                                                                                  ----
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                  ARTICLE ONE.

                                  Definitions.

SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Authenticating Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Board Resolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Capitalized Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Company Request and Company Order  . . . . . . . . . . . . . . . . . . . . .    3
     Consolidated Current Liabilities   . . . . . . . . . . . . . . . . . . . . .    3
     Consolidated Net Tangible Assets   . . . . . . . . . . . . . . . . . . . . .    4
     Consolidated Tangible Assets   . . . . . . . . . . . . . . . . . . . . . . .    4
     Conversion Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Currency Determination Agent   . . . . . . . . . . . . . . . . . . . . . . .    4
     Current Market Price   . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Debt Security or Debt Securities   . . . . . . . . . . . . . . . . . . . . .    5
     Debt Security Register   . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Depository   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Dollar   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Dollar Equivalent of the Foreign Currency  . . . . . . . . . . . . . . . . .    5
     Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Foreign Currency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Funded Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Global Debt Security   . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Government Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Holder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Indexed Debt Security  . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .    7





__________________________________

* This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                             Page
                                                                                             ----
     Market Exchange Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Original Issue Discount Debt Security  . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Place of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Predecessor Debt Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Principal Office of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Principal Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Public Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Restricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Secured Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Trust Indenture Act of 1939  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Unrestricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Valuation Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Voting Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

                                  ARTICLE TWO.

                              Debt Security Forms.

SECTION 2.01.  Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 2.02.  Forms of Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 2.03.  Form of Trustee's Certificate of Authentication  . . . . . . . . . . . . . .   14
SECTION 2.04.  Debt Securities in Global Form . . . . . . . . . . . . . . . . . . . . . . .   14

                                 ARTICLE THREE.

                              The Debt Securities.

SECTION 3.01.  Title and Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 3.02.  Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                                                           Page
                                                                                           ----
SECTION 3.03.  Payment of Principal and Interest  . . . . . . . . . . . . . . . .  . . . .   19
SECTION 3.04.  Execution of Debt Securities . . . . . . . . . . . . . . . . . . .  . . . .   19
SECTION 3.05.  Temporary Debt Securities  . . . . . . . . . . . . . . . . . . . .  . . . .   21
SECTION 3.06.  Exchange and Registration of Transfer of Debt Securities . . . . .  . . . .   22
SECTION 3.07.  Mutilated, Destroyed, Lost or Stolen Debt Securities . . . . . . .  . . . .   23
SECTION 3.08.  Payment of Interest; Interest Rights Preserved . . . . . . . . . .  . . . .   24
SECTION 3.09.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . .  . . . .   25
SECTION 3.10.  Cancellation of Debt Securities Paid, etc  . . . . . . . . . . . .  . . . .   26
SECTION 3.11.  Currency and Manner of Payments  . . . . . . . . . . . . . . . . .  . . . .   26

                                 ARTICLE FOUR.

                 Redemption of Debt Securities; Sinking Funds.

SECTION 4.01.  Applicability of Article . . . . . . . . . . . . . . . . . . . . .  . . . .   28
SECTION 4.02.  Notice of Redemption; Selection of Debt Securities . . . . . . . .  . . . .   28
SECTION 4.03.  Payment of Debt Securities Called for Redemption . . . . . . . . .  . . . .   29
SECTION 4.04.  Exclusion of Certain Securities from Eligibility
               for Selection for Redemption   . . . . . . . . . . . . . . . . . .  . . . .   30
SECTION 4.05.  Provisions with Respect to any Sinking Funds . . . . . . . . . . .  . . . .   30

                                 ARTICLE FIVE.

                      Particular Covenants of the Company

SECTION 5.01.  Payment of Principal, Premium and Interest . . . . . . . . . . . .  . . . .   32
SECTION 5.02.  Offices for Notices and Payments, etc  . . . . . . . . . . . . . .  . . . .   32
SECTION 5.03.  Appointments to Fill Vacancies in Trustee's Office . . . . . . . .  . . . .   33
SECTION 5.04.  Provisions as to Paying Agent  . . . . . . . . . . . . . . . . . .  . . . .   33
SECTION 5.05.  Limitation on Secured Debt . . . . . . . . . . . . . . . . . . . .  . . . .   34
SECTION 5.06.  Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . .  . . . .   36
SECTION 5.07.  Restrictions on Transfer of Principal Property to Unrestricted
               Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   37
SECTION 5.08.  Certificate to Trustee . . . . . . . . . . . . . . . . . . . . . .  . . . .   38
SECTION 5.09.  Waivers of Covenants . . . . . . . . . . . . . . . . . . . . . . .  . . . .   38

                                  ARTICLE SIX.

           Holders' Lists and Reports by the Company and the Trustee.

SECTION 6.01.  Holders' Lists . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   38
SECTION 6.02.  Preservation and Disclosure of Lists . . . . . . . . . . . . . . .  . . . .   39

                                                                                                       Page
                                                                                                       ----
SECTION 6.03.  Reports by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 6.04.  Reports by the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

                                 ARTICLE SEVEN.

            Remedies of the Trustee and Holders on Event of Default.

SECTION 7.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 7.02.  Payment of Debt Securities Upon Default; Suit Therefor . . . . . . . . . . . . . . . .   43
SECTION 7.03.  Application of Moneys Collected by Trustee . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 7.04.  Proceedings by Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 7.05.  Proceedings by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 7.06.  Remedies Cumulative and Continuing . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 7.07.  Direction of Proceedings and Waiver of Defaults by
               Majority of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 7.08.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 7.09.  Undertaking to Pay Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 7.10.  Unconditional Right of Holders to Receive Principal,
               Premium and Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

                                 ARTICLE EIGHT.

                            Concerning the Trustee.

SECTION 8.01.  Duties and Responsibilities of Trustee . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 8.02.  Reliance on Documents, Opinions, etc . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 8.03.  No Responsibility for Recitals, etc  . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 8.04.  Trustee and Agents May Own Debt Securities . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 8.05.  Moneys to be Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 8.06.  Compensation and Expenses of Trustee . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 8.07.  Officers' Certificate as Evidence  . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 8.08.  Conflicting Interest of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 8.09.  Eligibility of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 8.10.  Resignation or Removal of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 8.11.  Acceptance by Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
SECTION 8.12.  Succession by Merger, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 8.13.  Limitation on Rights of Trustee as a Creditor  . . . . . . . . . . . . . . . . . . . .   55
SECTION 8.14.  Authenticating Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

                                                                                               Page
                                                                                               ----

                                 ARTICLE NINE.

                            Concerning the Holders.

SECTION 9.01.  Action by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 9.02.  Proof of Execution by Holders  . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 9.03.  Who Are Deemed Absolute Owners . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 9.04.  Company-Owned Debt Securities Disregarded  . . . . . . . . . . . . . . . . . .   59
SECTION 9.05.  Revocation of Consents; Future Holders Bound . . . . . . . . . . . . . . . . .   59

                                  ARTICLE TEN

                               Holders' Meetings.

SECTION 10.01.  Purposes of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
SECTION 10.02.  Call of Meetings by Trustee . . . . . . . . . . . . . . . . . . . . . . . . .   60
SECTION 10.03.  Call of Meetings by Company or Holders  . . . . . . . . . . . . . . . . . . .   61
SECTION 10.04.  Qualifications for Voting . . . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 10.05.  Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 10.06.  Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 10.07.  No Delay of Rights by Meeting . . . . . . . . . . . . . . . . . . . . . . . .   62

                                ARTICLE ELEVEN.

                            Supplemental Indentures.

SECTION 11.01.  Supplemental Indentures without Consent of Holders  . . . . . . . . . . . . .   63
SECTION 11.02.  Supplemental Indentures with Consent of Holders . . . . . . . . . . . . . . .   65
SECTION 11.03.  Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . .   65
SECTION 11.04.  Notation on Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . .   66
SECTION 11.05.  Evidence of Compliance of Supplemental Indenture to be
                Furnished Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

                                ARTICLE TWELVE.

                  Consolidation, Merger, Sale and Conveyance.

SECTION 12.01.  Company May Consolidate, etc., on Certain Terms . . . . . . . . . . . . . . .   66
SECTION 12.02.  Debt Securities to be Secured in Certain Events . . . . . . . . . . . . . . .   67
SECTION 12.03.  Successor Corporation to be Substituted . . . . . . . . . . . . . . . . . . .   67
SECTION 12.04.  Opinion of Counsel to Be Given Trustee  . . . . . . . . . . . . . . . . . . .   68


                                                                                                   Page
                                                                                                   ----

                               ARTICLE THIRTEEN.

                    Satisfaction and Discharge of Indenture.

SECTION 13.01.  Satisfaction, Discharge and Defeasance of Debt Securities of any Series . . . . . .   68
SECTION 13.02.  Defeasance of Debt Securities of any Series . . . . . . . . . . . . . . . . . . . .   70
SECTION 13.03.  Application of Trust Funds; Indemnification . . . . . . . . . . . . . . . . . . . .   71
SECTION 13.04.  Return of Unclaimed Moneys  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

                               ARTICLE FOURTEEN.

        Immunity of Incorporators, Stockholders, Officers and Directors.

SECTION 14.01.  Indenture and Debt Securities Solely Corporate Obligations  . . . . . . . . . . . .   72

                                ARTICLE FIFTEEN.

                           Miscellaneous Provisions.

SECTION 15.01.  Provisions Binding on Successors of the Company . . . . . . . . . . . . . . . . . .   73
SECTION 15.02.  Indenture for Sole Benefit of Parties and Holders of Debt Securities. . . . . . . .   73
SECTION 15.03.  Addresses for Notices, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
SECTION 15.04.  New York Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
SECTION 15.05.  Evidence of Compliance with Conditions Precedent  . . . . . . . . . . . . . . . . .   74
SECTION 15.06.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
SECTION 15.07.  Trust Indenture Act of 1939 to Control  . . . . . . . . . . . . . . . . . . . . . .   75
SECTION 15.08.  Table of Contents, Headings, etc  . . . . . . . . . . . . . . . . . . . . . . . . .   75
SECTION 15.09.  Determination of Principal Amount . . . . . . . . . . . . . . . . . . . . . . . . .   75
SECTION 15.10.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
Acknowledgements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77

                             CROSS REFERENCE SHEET

                                    BETWEEN

  Provisions of Sections 310 through 318(a) inclusive of Trust Indenture Act of 1939 and the Indenture dated as of _________ __, 1995 between Johnson Controls, Inc. and Chemical Bank Delaware, as Trustee.

                 SECTION OF ACT                                              SECTION OF INDENTURE
                 --------------                                              --------------------
        310(a)(1) and (2)   . . . . . . . . . . . . . . . . . . . . . .      8.09
        310(a)(3) and (4)   . . . . . . . . . . . . . . . . . . . . . .      *
        310(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.08 and 8.10
        310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
        311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.13(a)
        311(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.13(b)
        311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
        312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.01 and 6.02(a)
        312(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.02(b)
        312(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.02(c)
        313(a)(1), (2), (3), (4), (6) and (7)   . . . . . . . . . . . .      6.04(a)(1-6)
        313(a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . .      *
        313(b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . .      *
        313(b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . .      6.04(b)
        313(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.04(c)
        313(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.04(d)
        314(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . .      6.03(a)
        314(a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . .      6.03(b)
        314(a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . .      6.03(c)
        314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
        314(c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . .      15.05
        314(c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . .      15.05
        314(c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . .      *
        314(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
        314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15.05
        314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
        315(a), (c) and (d)   . . . . . . . . . . . . . . . . . . . . .      8.01
        315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.08
        315(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.09
        316(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . .      7.07
        316(a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . .      *
        316(a) last para.   . . . . . . . . . . . . . . . . . . . . . .      9.04
        316(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.10
        317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.02
        317(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.04
        318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15.07





______________________
*       Not applicable.

**      This cross reference sheet shall not, for any purpose, be deemed to be part of the Indenture.

                          THIS INDENTURE, dated as of ____________ __, 1995,
between Johnson Controls, Inc., a Wisconsin corporation (the "Company"), and Chemical Bank Delaware, a Delaware banking corporation, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY

                          The Company has duly authorized the execution and
delivery of this Indenture to provide for the issue from time to time of its unsecured debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series as in this Indenture provided, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors.

                          All things necessary to make this Indenture a valid
agreement of the Company, in accordance with its terms, have been done.

                          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                          For and in consideration of the premises and the
purchase or acceptance of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Debt Securities or of any series thereof as follows:

                                  ARTICLE ONE.

                                  DEFINITIONS.

                          SECTION 1.01.  Definitions.  The terms defined in
this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended, shall have (except as herein otherwise expressly provided or unless the context otherwise requires) the meanings assigned to such terms in said Trust Indenture Act of 1939 and in said Securities Act as in force at the date of the execution of this Indenture. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation. All references to such terms herein shall be both to the singular or the plural, as the context so requires.

AFFILIATE:

                          The term "Affiliate", when used with respect to any
specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

AUTHENTICATING AGENT:

                          The term "Authenticating Agent" shall mean the agent
of the Trustee, if any, which at the time shall be appointed and acting pursuant to Section 8.14.

BOARD OF DIRECTORS:

                          The term "Board of Directors" shall mean the Board of
Directors of the Company or any authorized committee of such Board designated by the Board of Directors or the by-laws or the articles of incorporation of the Company to act for such Board for purposes of this Indenture.

BOARD RESOLUTION:

                          The term "Board Resolution" means a copy of a
resolution certified by a Vice President, the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

BUSINESS DAY:

                          The term "Business Day", when used with respect to
any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close.

CAPITALIZED RENT:

                          The term "Capitalized Rent" means the total net
amount of rent payable for the remaining term as of the date of determination thereof under a lease of Principal Property by the Company or any of its Restricted Subsidiaries, discounted from the respective due dates thereof to such date at the rate per annum equal to the weighted average interest rate borne by the Debt Securities. The weighted average interest rate borne by the Debt Securities shall be calculated by dividing the aggregate of the annual interest payments required on the Debt Securities, based on the amount Outstanding at the latest date any Debt Securities were issued hereunder, by the aggregate principal amount of the Debt Securities Outstanding at such date. The total net amount of rent payable under any such lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, sewer rents and similar charges and contingent rents such as those based on sales. The remaining term under any lease shall be calculated without giving effect to any unexercised option of the lessee for the renewal or extension of any term. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but not rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

COMPANY:

                          The term "Company" shall mean Johnson Controls, Inc.,
a Wisconsin corporation, and, subject to Article Twelve, shall include its successors and assigns.

COMPANY REQUEST AND COMPANY ORDER:

                          The terms "Company Request" and "Company Order" mean,
respectively, a written request or order signed in the name of the Company by its Chairman of the Board, Vice Chairman of the Board, President or a Vice President, and by its Treasurer, Secretary, Assistant Secretary or Assistant Treasurer, and delivered to the Trustee.

CONSOLIDATED CURRENT LIABILITIES:

                          The term "Consolidated Current Liabilities" means the
aggregate of the current liabilities of the Company and its Restricted Subsidiaries (excluding liabilities of Unrestricted Subsidiaries and excluding billings on uncompleted contracts in excess of related costs and profits) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries, all in accordance with generally accepted accounting principles; provided, however, that in no event shall Consolidated Current Liabilities include any obligation of the Company and its Restricted Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of the Company or any Restricted Subsidiary for a term in excess of 12 months from the date of determination.

CONSOLIDATED NET TANGIBLE ASSETS:

                          The term "Consolidated Net Tangible Assets" means
Consolidated Tangible Assets after deduction of Consolidated Current
Liabilities.

CONSOLIDATED TANGIBLE ASSETS:

                          The term "Consolidated Tangible Assets" means the
aggregate of all assets of the Company and its Restricted Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles but excluding the value of assets or investments in any Unrestricted Subsidiary or any non-majority-owned Subsidiary) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves and excluding (a) any capital write-ups resulting from reappraisals of assets or of other investments after December 31, 1994 (other than a write-up of any assets constituting part of the assets and business of another corporation made in connection with the acquisition, direct or indirect, of the assets and business of such other corporation) except as permitted in accordance with generally accepted accounting principles, (b) treasury stock, (c) patent and trademark rights, good will, unamortized discounts and expenses and any other intangible items, all in accordance with generally accepted accounting principles.

CONVERSION DATE:

                          The term "Conversion Date" shall have the meaning set
forth in Section 3.11:

CURRENCY DETERMINATION AGENT:

                          The term "Currency Determination Agent" shall mean
the financial institution, if any, from time to time selected by the Company and approved by the Trustee for purposes of Section 3.11.

CURRENT MARKET PRICE:

                          The term "Current Market Price" means the closing
price (or, if none, the average of the last daily bid and asked prices) of the applicable class of capital stock as quoted by the primary securities exchange on which the stock is traded, or, if none, the primary inter-dealer quotation system, which reports quotations for the class of capital stock, for the last trading day immediately prior to the Calculation Date.

DEBT SECURITY OR DEBT SECURITIES:

                          The terms "Debt Security" or "Debt Securities" shall
mean any unsecured notes, debentures or other indebtedness of any series, as the case may be, issued by the Company from time to time, and authenticated and delivered under this Indenture.

DEBT SECURITY REGISTER:

                          The term "Debt Security Register" shall have the
meaning set forth in Section 3.06.

DEPOSITORY:

                          The term "Depository" shall mean, unless otherwise
specified by the Company pursuant to Section 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

DOLLAR:

                          The terms "Dollar" shall mean the coin or currency of
the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

DOLLAR EQUIVALENT OF THE FOREIGN CURRENCY:

                          The term "Dollar Equivalent of the Foreign Currency"
shall have the meaning set forth in Section 3.11.

EVENT OF DEFAULT:

                          The term "Event of Default" shall mean any event
specified in Section 7.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

FOREIGN CURRENCY:

                          The term "Foreign Currency" shall mean a currency
issued by the government of any country other than the United States of America.

FUNDED DEBT:

                          The term "Funded Debt" means all indebtedness for
money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding indebtedness of Unrestricted Subsidiaries) or renewable and extendible beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under generally accepted accounting principles would be shown on a consolidated balance sheet of the Company as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by generally accepted accounting principles to be shown on the balance sheet of the Company.

GLOBAL DEBT SECURITY:

                          The term "Global Debt Security" means a Debt Security
issued to evidence all or part of a series of Debt Securities.

GOVERNMENT OBLIGATIONS:

                          The term "Government Obligations" means securities
which are (i) direct obligations of the government which issued the currency in which the Debt Securities of a series are denominated or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the Debt Securities of such series are denominated, the payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are denominated in the currency in which the Debt Securities of such series are denominated and which are not callable or redeemable at the option of the issuer thereof.

HOLDER:

                          The term "Holder" means any Person in whose name a
Debt Security of any series is registered in the Debt Security Register applicable to Debt Securities of such series.

INDENTURE:

                          The term "Indenture" shall mean this instrument as
originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, pursuant to the applicable provisions hereof.

INDEXED DEBT SECURITY

                          The term "Indexed Debt Security" means a Debt
Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

INTEREST:

                          The term "interest", when used with respect to an
Original Issue Discount Debt Security which by its terms bears interest only after maturity, means interest payable after maturity.

INTEREST PAYMENT DATE:

                          The term "Interest Payment Date", when used with
respect to any series of Debt Securities, means the Stated Maturity of an installment of interest on such Debt Securities.

MARKET EXCHANGE RATE:

                          The term "Market Exchange Rate" shall have the
meaning set forth in Section 3.11.

OFFICERS' CERTIFICATE:

                          The term "Officers' Certificate", when used with
respect to the Company, shall mean a certificate signed by its Chairman of the Board, Vice Chairman of the Board, President, or a Vice President and by its Treasurer, Secretary, Assistant Secretary or Assistant Treasurer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 15.05 to the extent required by the provisions of such Section.

OPINION OF COUNSEL:

                          The term "Opinion of Counsel" shall mean an opinion
in writing signed by legal counsel who may be an employee of or counsel to the Company, and who shall be reasonable acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 3.04 and Section
15.05 to the extent required by the provisions of such Sections.

ORIGINAL ISSUE DISCOUNT DEBT SECURITY:

                          The term "Original Issue Discount Date Security"
means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01.

OUTSTANDING:

                          The term "Outstanding", when used with respect to
Debt Securities or Debt Securities of any series, means, as of the date of determination, all such Debt Securities theretofore authenticated and delivered under this Indenture, except:

                             (i) such Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                             (ii) such Debt Securities for whose payment or redemption money in the necessary amount and in the specified currency has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the Holders of such Debt Securities, provided, however, that if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                             (iii) such Debt Securities in exchange for or in lieu of which other such Debt Securities have been authenticated and delivered pursuant to this Indenture, or such Debt Securities which have been paid, pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Debt Securities are held by Persons in whose hands any of such Debt Securities are a legal, valid and binding obligation of the Company, and

                             (iv) such Debt Securities the indebtedness in respect to which has been discharged in accordance with Section 13.02.


provided, however, that in determining whether the Holders of the requisite principal amount of such Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, such Debt Securities owned by the Company or such other obligor upon such Debt Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only such Debt Securities which the Trustee knows to be so owned shall be so disregarded.
Such Debt Securities so owned
which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other such obligor upon such Debt Securities or any Affiliate of the Company or such other obligor. In case of a dispute as to such right, the decision of the Trustee upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all such Debt Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to the provisions of Section 8.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all such Debt Securities not listed therein are Outstanding for the purpose of any such determination.

PERSON:

                          The term "Person" means any individual, corporation,
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PLACE OF PAYMENT:

                          The term "Place of Payment", when used with respect
to the Debt Securities of any series, means the place or places where the principal of (premium, if any) and interest on the Debt Securities of that series are payable as specified in accordance with Section 3.01.

PREDECESSOR DEBT SECURITY:

                          The term "Predecessor Debt Security" of any
particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security, and for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.07 in lieu of a mutilated, lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debt Security.

PRINCIPAL OFFICE OF THE TRUSTEE:

                          The term "principal office of the Trustee", or other
similar terms, means the principal office of the Trustee in Wilmington, Delaware, at which at any particular time its corporate trust business shall be administered, which office on the date hereof is located at 222 Delaware Avenue, Wilmington, Delaware 19801.

PRINCIPAL PROPERTY:

                          The term "Principal Property" means any manufacturing
plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by the Company or any Restricted Subsidiary, whether owned on the date hereof or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of the Board of Directors (evidenced by a certified Board Resolution thereof delivered to the Trustee), is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole.

PUBLIC NOTICE:

                          The term "Public Notice" shall, without limitation,
include any filing or report made in accordance with the requirements of the Securities and Exchange Commission or any press release or public announcement made by the Company.

REDEMPTION DATE:

                          The term "Redemption Date", when used with respect to
any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

REDEMPTION PRICE:

                          The term "Redemption Price", when used with respect
to any Debt Security to be redeemed, means the price specified in such Debt Security at which it is to be redeemed pursuant to this Indenture.

REGULAR RECORD DATE:

                          The term "Regular Record Date" for the interest
payable on any Debt Security on any Interest Payment Date means the date specified in such Debt Security as the "Regular Record Date" as contemplated by
Section 3.01.

RESPONSIBLE OFFICER:

                          The term "Responsible Officer", when used with
respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

RESTRICTED SUBSIDIARY:

                          The term "Restricted Subsidiary" means (a) any
Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary which was an Unrestricted Subsidiary but which, subsequent to December 31, 1994, is designated by the Company (by Board Resolution) to be a Restricted Subsidiary; provided however, that the Company may not designate any such Subsidiary to be a Restricted Subsidiary if the Company would thereby breach any covenant or agreement herein contained (on the assumptions that any outstanding Secured Debt of such Subsidiary was incurred at the time of such designation and that any Sale and Leaseback Transaction (as defined in Section 5.06) to which such Subsidiary is then a party was entered into at the time of such designation).

SECURED DEBT:

                          The term "Secured Debt" means indebtedness for money
borrowed and any Funded Debt which is secured by a Security Interest in (a) any Principal Property or (b) any shares of capital stock or indebtedness of any Restricted Subsidiary.

SECURITY INTEREST:

                          The term "Security Interest" shall mean any mortgage,
pledge, lien, encumbrance, conditional sale, title retention agreement or other security interest which secures payment or performance of an obligation.

SPECIAL RECORD DATE:

                          The term "Special Record Date" for the payment of any
Defaulted Interest (as defined in Section 3.08) means a date fixed by the Trustee pursuant to Section 3.08.

STATED MATURITY:

                          The term "Stated Maturity" when used with respect to
any Debt Security or any instalment of principal thereof or of interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security, or such instalment of interest, is due and payable.

SUBSIDIARY:

                          The term "Subsidiary" means any corporation of which
the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own more than 50% of the Voting Stock.

TRUSTEE:

                          The term "Trustee" shall mean Chemical Bank
(Delaware) and, subject to the provisions of Article Eight hereof, shall also include its successors and assigns as Trustee hereunder.

TRUST INDENTURE ACT OF 1939:

                          The term "Trust Indenture Act of 1939" means the
Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act of 1939" means to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

UNRESTRICTED SUBSIDIARY:

                          The term "Unrestricted Subsidiary" means (a) any
Subsidiary acquired or organized after March 31, 1989, provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary; (b) any Subsidiary whose principal business or assets are located outside the United States of America, its territories and possessions, Puerto Rico or Canada; (c) any Subsidiary the principal business of which consists of financing or assisting in financing of customer construction projects or the acquisition or disposition of products of dealers, distributors or other customers; (d) any Subsidiary engaged in the insurance business or whose principal business is the ownership, leasing, purchasing, selling or development of real property; and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of a character described in clauses (a) through (d) of this paragraph, unless and until any such Subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (b) of the definition of "Restricted Subsidiary."

VALUATION DATE:

                          The term "Valuation Date" shall have the meaning set
forth in Section 3.11.

VOTING STOCK:

                          The term "Voting Stock" means outstanding shares of
capital stock having under ordinary circumstances voting power for the election of directors whether at all times or only so long as no senior class of stock has such voting power by reason of the happening of any contingency.

                                  ARTICLE TWO.

                              DEBT SECURITY FORMS.

                          SECTION 2.01.  Forms Generally.  The Debt Securities
of each series and the certificates of authentication thereon shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (the provisions of which shall be appropriate to reflect the terms of each series of Debt Securities, including the currency or denomination, which may be Dollars or Foreign Currency), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their signing of such Debt Securities. Any portion of the text of any Debt Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debt Security.

                          The definitive Debt Securities shall be printed,
lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the officers executing such Debt Securities, as evidenced by their signing of such Debt Securities.

                          SECTION 2.02.  Forms of Debt Securities.  The Debt
Securities of each series shall be in such form or forms (including global form) as shall be established by or pursuant to a Board Resolution.

                          Prior to the delivery of a Debt Security of any
series in any such form to the Trustee for the Debt Securities of such series for authentication, the Company shall deliver to the Trustee the following:

                          (1)  The Board Resolution by or pursuant to which
such form of Debt Security has been approved;

                          (2)  An Officers' Certificate dated the date such
Certificate is delivered to the Trustee stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Debt Securities in such form have been complied with; and

                          (3)  An Opinion of Counsel stating that Debt
Securities in such form, together with any coupons appertaining thereto, when
(a) completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture,
(b) authenticated and delivered by such Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors, and (c) sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company, subject to applicable bankruptcy, reorganization, insolvency and other similar laws generally affecting creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Debt Securities.

                          The definitive Debt Securities and coupons, if any,
shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities or coupons, as evidenced by their execution thereof.

                          SECTION 2.03.  Form of Trustee's Certificate of
Authentication. The following is the form of the Certificate of Authentication of the Trustee to be endorsed on the face of all Debt Securities substantially as follows:

                             This is one of the Debt Securities of the series
designated herein issued under the within-mentioned Indenture.

                             CHEMICAL BANK DELAWARE

                                                                      as Trustee

                             By____________________________________
                               Authorized Officer

                          SECTION 2.04.  Debt Securities in Global Form.  (a)
If the Company shall establish pursuant to Section 3.01 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Debt Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 3.04 and the Company Order delivered to the Trustee or its agent thereunder, authenticate and deliver such Global Debt Security or Global Debt Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Debt Security or Global Debt Securities, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depository for such Global Debt Security or Global Debt Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository's instruction and
(iv) shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depository or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depository, has an interest herein."

                          (b)  Notwithstanding any other provision of this
Section 2.04 or of Section 3.06, and subject to the provisions of paragraph (c) below, unless the terms of a Global Debt Security expressly permit such Global Debt Security to be exchanged in whole or in part for individual certificates representing Debt Securities, a Global Debt Security may be transferred, in whole but not in part and in the manner provided in Section 3.06, only to a nominee of the Depository for such Global Debt Security, or to the Depository, or a successor Depository for such Global Debt Security selected or approved by the Company, or to a nominee of such successor Depository.

                          (c)  (1)  If at any time the Depository for a Global
Debt Security notifies the Company that it is unwilling or unable to continue as Depository for such Global Debt Security or if at any time the Depository for the Global Debt Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Debt Security. If a successor Depository for such Global Debt Security is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of such series in exchange for such Global Debt Security, will authenticate and deliver, certificates representing Debt Securities of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Debt Security in exchange for such Global Debt Security.

                          (2)  The Company may at any time and in its sole
discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Debt Securities shall no longer be represented by such Global Debt Security or Global Debt Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of such series in exchange in whole or in part for such Global Debt Security, will authenticate and deliver certificates representing Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Debt Security or Global Debt Securities representing such series or portion thereof in exchange for such Global Debt Security or Global Debt Securities.

                          (3)  If specified by the Company pursuant to Section
3.01 with respect to Debt Securities issued or issuable in the form of a Global Debt Security, the Depository for such Global Debt Security may surrender such Global Debt Security in exchange in whole or in part for certificates representing Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Holder specified by the Security Registrar or the Depository a certificate or certificates representing Securities of the same series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder's beneficial interest as specified by the Security Registrar or the Depository in the Global Debt Security; and (2) to such Depository a new Global Debt Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Debt Security and the aggregate principal amount of certificates representing Debt Securities delivered to Holders thereof.

                          (4)   In any exchange provided for in any of the
preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver certificates representing Debt Securities in definitive registered form in authorized denominations for Debt Securities of the same series or any integral multiple thereof. Upon the exchange of the entire principal amount of a Global Debt Security for certificates representing Debt Securities, such Global Debt Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, certificates representing Debt Securities issued in exchange for a Global Debt Security pursuant to this Section shall be registered in such names and in such authorized denominations for Debt Securities of that Series or any integral multiple thereof, as the Security Registrar or Depository shall instruct the Trustee or its agent. The Trustee or the Security Registrar shall deliver at its Corporate Trust Office such certificates representing Debt Securities to the Holders in whose names such Debt Securities are so registered.



                                 ARTICLE THREE.

                              THE DEBT SECURITIES.

                          SECTION 3.01.  Title and Terms.  The aggregate
principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited. The Debt Securities may be issued up to the aggregate principal amount of Debt Securities from time to time authorized by or pursuant to a Board Resolution.

                          The Debt Securities may be issued in one or more
series. All Debt Securities of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or maturity of the Debt Securities of such series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate to the extent not established in a Board Resolution, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

                             (1)  the title of the Debt Securities of the
                          series (which shall distinguish the Debt Securities of the series from all other series of Debt Securities);

                             (2) any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of that series pursuant to this Article Three, the second paragraph of Section 4.03, or Section 11.04);

                             (3)  the date or dates (or the manner of
                          calculation thereof) on which the principal of the Debt Securities of the series is payable;

                             (4)  the rate or rates (or the manner of
                          calculation thereof) at which the Debt Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the Interest payable on any Interest Payment Date;

                             (5)  the Place of Payment;

                             (6) the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

                             (7) the obligation, if any, of the Company to redeem or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices in the currency at which, the currency or currency units in which, and the terms and conditions upon which Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                             (8)  the denominations in which the Debt
                          Securities of such series shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

                             (9)  the application, if any, of Section 13.02;

                             (10) if other than Dollars, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the Debt Securities of the series are to be made;

                             (11)  if the interest on or principal of (or
                          premium, if any, with respect to) the Debt Securities of the series are to be payable, at the election of the Company or a Holder thereof or otherwise, in a currency other than that in which such Debt Securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities or any of them are to be so payable;

                             (12) whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the Debt Securities of such series may be determined with reference to an index, formula or other method (which index, formula or method or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

                             (13) the extent to which any Debt Securities will be issuable in permanent global form, the manner in which any payments on a permanent global Debt Security will be made, and the appointment of any Depository relating thereto;

                             (14) any deletions from, modifications of or additions to the Events of Default or covenants with respect to the Debt Securities of such series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

                             (15) if any of the Debt Securities of such series are to be issuable upon the exercise of warrants, this shall be so established as well as the time, manner and place for such Debt Securities to be authenticated and delivered;

                             (16) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

                          All Debt Securities of any one series shall be
substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

                          SECTION 3.02.  Denominations.  The Debt Securities of
each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated in Section 3.01. In the absence of any specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof, which may be in Dollars or any Foreign Currency.

                          SECTION 3.03.  Payment of Principal and Interest.
The principal of, premium, if any, and interest on the Debt Securities shall be payable at the office or agency of the Company designated for that purpose in the Place of Payment, as provided in Section 5.02; provided, however, that interest may be payable at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Debt Security Register on the record date for such interest payment.

                          SECTION 3.04.  Execution of Debt Securities.  The
Debt Securities shall be executed manually or by facsimile in the name and on behalf of the Company by its Chairman of the Board of Directors, its President, one of its Vice Presidents or its Treasurer and by its Secretary or one of its Assistant Secretaries under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or become obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

                          In case any officer of the Company who shall have
executed any of the Debt Securities shall cease to be such officer before the Debt Securities so executed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless shall be valid and binding and may be authenticated and delivered or disposed of as though the Person who executed such Debt Securities had not ceased to be such officer of the Company; and any Debt Securities may be executed on behalf of the Company by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of such Debt Security or of the execution of this Indenture any such Person was not such an officer.

                          At any time and from time to time after the execution
and delivery of this Indenture, the Company may deliver Debt Securities of any series, properly created in accordance with Section 3.01 and executed by the Company, to the Trustee for authentication; and the Trustee shall authenticate and deliver such Debt Securities upon Company Order. In the event that any other Person performs the Trustee's duties as Authenticating Agent pursuant to a duly executed agreement, the Company shall notify the Trustee in writing of the issuance of any Debt Securities hereunder, such notice to be delivered in accordance with the provisions of Section 15.03 on the date such Debt Securities are delivered by the Company for authentication to such other Person.

                          Prior to any such authentication and delivery, the
Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the Opinion of Counsel to be furnished to the Trustee pursuant to Section 15.05 and the Officers' Certificate relating to the issuance of any series of Debt Securities pursuant to Sections 15.05 and 3.01, Opinions of Counsel stating that:

                             (1) all instruments furnished to the Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities;

                             (2) all laws and requirements with respect to the form and execution by the Company of the supplemental indenture, if any, have been complied with, the execution and delivery of the supplemental indenture, if any, will not violate the terms of this Indenture, the supplemental indenture has been duly qualified under the Trust Indenture Act of 1939, the Company has corporate power to execute and deliver any such supplemental indenture and has taken all necessary corporate action for those purposes and any such supplemental indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

                             (3) the form and terms of such Debt Securities have been established in conformity with the provisions of this Indenture;

                             (4) all laws and requirements with respect to the execution and delivery by the Company of such Debt Securities have been complied with, the authentication and delivery of the Debt Securities by the Trustee will not violate the terms of this Indenture, the Company has the corporate power to issue such Debt Securities and such Debt Securities, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Company in accordance with their terms and are entitled to the benefits of this

                          Indenture, equally and ratably with all other Outstanding Debt Securities, if any, of such series; and

                             (5)  such other matters as the Trustee may
                          reasonably request.

                          The Trustee shall not be required to authenticate
such Debt Securities if the issue thereof will adversely affect the Trustee's own rights, duties or immunities under the Debt Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or such action would expose the Trustee to personal liability to existing Holders.

                          Unless otherwise provided in the form of Debt
Security for any series, all Debt Securities shall be dated the date of their authentication.

                          No Debt Security shall be entitled to any benefit
under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder.

                          SECTION 3.05.  Temporary Debt Securities.  Pending
the preparation of definitive Debt Securities of any series, the Company may execute, and upon receipt of the documents required by Sections 2.02, 3.01 and 3.04, together with a Company Order, the Trustee shall authenticate and deliver, such temporary Debt Securities which may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denominations, substantially of the tenor of such definitive Debt Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary Debt Securities may determine, as evidenced by their execution of such temporary Debt Securities.

                          If temporary Debt Securities of any series are
issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of any series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series, upon surrender of the temporary Debt Securities of such series at any office or agency maintained by the Company for such purposes as provided in Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of definitive Debt Securities of such series having the same interest rate and Stated Maturity and bearing interest from the same date of any authorized denominations. Until so exchanged the temporary Debt Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

                          SECTION 3.06.  Exchange and Registration of Transfer
of Debt Securities. Debt Securities may be exchanged for a like aggregate principal amount of Debt Securities of such series that are of other authorized denominations. Debt Securities to be exchanged shall be surrendered at any office or agency to be maintained for such purpose by the Company, as provided in Section 5.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore the Debt Security or Debt Securities of authorized denominations which the Debt Securityholder making the exchange shall be entitled to receive. Each agent of the Company appointed pursuant to Section 5.02 as a person authorized to register and register transfer of Debt Securities is sometimes herein referred to as a "Debt Security registrar."

                          The Company shall keep, at each such office or agency
of the Company maintained for such purpose, as provided in Section 5.02, a register for each series of Debt Securities hereunder (the registers of all Debt Security registrars being herein sometimes collectively referred to as the "Debt Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and shall register the transfer of Debt Securities as in this Article Three provided. At all reasonable times, such Debt Security Register shall be open for inspection by the Trustee and any Debt Security registrar other than the Trustee. Upon due presentment for registration of transfer of any Debt Security at any such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of authorized denominations for an equal aggregate principal amount. Registration or registration of transfer of any Debt Security by any Debt Security registrar in the registry books maintained by such Debt Security registrar, and delivery of such Debt Security, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Debt Security.

                          The Company will at all times designate one Person
(who may be the Company and who need not be a Debt Security registrar) to act as repository of a master list of names and addresses of Holders of the Debt Securities. The Trustee shall act as such repository unless and until some other Person is, by written notice from the Company to the Trustee and each Debt Security registrar, designated by the Company to act as such. The Company shall cause each Debt Security registrar to furnish to such repository, on a current basis, such information as such repository may reasonably request as to registrations, transfers, exchanges and other transactions effected by such registrar, as may be necessary or advisable to enable such repository to maintain such master list on as current a basis as is reasonably practicable.

                          No Person shall at any time be appointed as or act as
a Debt Security registrar unless such Person is at such time empowered under applicable law to act as such and duly registered to act as such under and to the extent required by applicable law and regulations.

                          All Debt Securities presented to a Debt Security
registrar for registration of transfer shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and such Debt Security registrar duly executed by the registered Holder or his attorney duly authorized in writing.

                          No service charge shall be made for any exchange or
registration of transfer of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                          The Company shall not be required to issue, exchange
or register a transfer of (a) any Debt Securities of any series for a period of 15 days next preceding the mailing of a notice of redemption of Debt Securities of such series and ending at the close of business on the day of the mailing of a notice of redemption of Debt Securities of such series so selected for redemption, or (b) any Debt Securities selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not so to be redeemed.

                          All Debt Securities issued in exchange for or upon
registration of transfer of Debt Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered for such exchange or registration of transfer.

                          None of the Trustee, any agent of the Trustee, any
Paying Agent or the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                          SECTION 3.07.  Mutilated, Destroyed, Lost or Stolen
Debt Securities. In case any temporary or definitive Debt Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debt Security, bearing a number, letter or other distinguishing mark not contemporaneously Outstanding, in exchange and substitution for the mutilated Debt Security, or in lieu of and in substitution for the Debt Security so destroyed, lost or stolen. In every case the applicant for a substituted Debt Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft, of such Debt Security and of the ownership thereof.

                          In the absence of notice to the Trustee or the
Company that such Debt Security has been acquired by a bona fide purchaser, the Trustee shall authenticate any such substituted Debt Security and deliver the same upon any Company Request. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and to the Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.

                          Every substituted Debt Security issued pursuant to
the provisions of this Section 3.07 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities and shall preclude (to the extent permitted by law) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                          SECTION 3.08.  Payment of Interest; Interest Rights
Preserved. Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, on any Debt Security, shall unless otherwise provided in such Debt Security be paid to the Person in whose name the Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest.

                          Unless otherwise stated in the form of Debt Security
of a series, interest on the Debt Securities of any series shall be computed on the basis of a 360 day year comprised of twelve 30 day months.

                          Any interest on any Debt Security which is payable,
but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                             (1) The Company may elect to make payment of any
                          Defaulted Interest to the Persons in whose names any such Debt Securities (or their respective Predecessor Debt Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore to be mailed, first-class postage prepaid, to each Holder of such Debt Securities, at his address as it appears in the Debt Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debt Securities (or their respective Predecessor Debt Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause
                          (2).

                             (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of that series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

                          Subject to the foregoing provisions of this Section,
each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

                          SECTION 3.09.  Persons Deemed Owners.  The Company,
the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.08) interest on, such Debt Security and for all other purposes whatsoever whether or not such Debt Security be overdue, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                          SECTION 3.10.  Cancellation of Debt Securities Paid,
etc. All Debt Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer or delivered in satisfaction in whole or in part of any sinking fund obligation shall, if surrendered to the Company or any agent of the Trustee or the Company under this Indenture, be delivered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Debt Securities in accordance with a Company Order.

                          SECTION 3.11.  Currency and Manner of Payments.  (a)
With respect to Debt Securities denominated in Dollars or a Foreign Currency, the following payment provisions shall apply:

                             (1) Except as provided in subparagraph (a)(2) or in paragraph (c) of this Section 3.11, payment of principal of and premium, if any, on any Debt Securities will be made at the offices established pursuant to Section 5.02 by delivery of a check in the currency in which the Debt Security is denominated on the payment date against surrender of such Debt Security, and any interest on any Debt Security will be paid at such office by mailing a check in the currency in which the Debt Securities were issued to the Person entitled thereto at the address of such Person appearing on the Debt Security Register.

                             (2) Payment of the principal of and premiums, if any, and interest on such Debt Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

                          (b)   Not later than the fourth Business Day after
the Record Date for such Interest Payment Date, the Paying Agent will deliver to the Company a written notice specifying, in the currency in which each series of the Debt Securities are denominated, the respective aggregate amounts of principal of and premium, if any, and interest on the Debt Securities to be made on such payment date, specifying the amounts so payable in respect of the Debt Securities. The failure of the Paying Agent to deliver such notice shall not relieve the Company from its obligation to make all payments with respect to any Debt Security when due.

                          (c)   If the Foreign Currency in which any of the
Debt Securities are denominated ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, then with respect to each date for the payment of Foreign Currency occurring after the last date on which the Foreign Currency was so used (the "Conversion Date"), the Dollar shall be the currency of payment for use on each such Interest Payment Date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any paying agent to the Holder of such Debt Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency as determined by the Currency Determination Agent as of the Record Date (the "Valuation Date") in the manner provided in paragraph (d).

                          (d)   The "Dollar Equivalent of the Foreign Currency"
shall be determined by the Currency Determination Agent as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Valuation Date.

                          (e)   The "Market Exchange Rate" shall mean, for any
currency, the highest firm bid quotation for U.S. dollars received by the Currency Determination Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in the City of New York selected by the Currency Determination Agent and approved by the Company (one of which may be the Currency Determination) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such currency payable on such payment in respect of all Notes denominated in such currency.

                          All decisions and determinations of the Currency
Determination Agent regarding the Dollar Equivalent of the Foreign Currency and the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Debt Securities. In the event that the Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 15.03 to the Holders) specifying the Conversion Date.

                          The Trustee shall be fully justified and protected in
relying on and acting upon the information so received by it from the Company or the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently.

                          If the principal of (and premium, if any) and
interest on any Debt Securities is payable in a Foreign Currency and such Foreign Currency is not available for payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company shall be entitled to satisfy its obligations to Holders under this Indenture by making such payment in Dollars on the basis of the Market Exchange Rate for such Foreign Currency on the latest date for which such rate was established on or before the date on which payment is due. Any payment made pursuant to this Section 3.11 in Dollars where the required payment is in a Foreign Currency shall not constitute a default under this Indenture.

                                 ARTICLE FOUR.

                 REDEMPTION OF DEBT SECURITIES; SINKING FUNDS.

                          SECTION 4.01.  Applicability of Article.  The Company
may reserve the right to redeem and pay before Stated Maturity all or any part of the Debt Securities of any series, either by optional redemption, sinking fund (mandatory or optional) or otherwise, by provision therefor in the form of Debt Security for such series on such terms as are specified in such form or the Board Resolution or Officers' Certificate delivered pursuant to Section
3.01 or the indenture supplemental hereto as provided in Section 3.01 with respect to Debt Securities of such series. Redemption of Debt Securities of any series shall be made in accordance with the terms of such Debt Securities and, to the extent that this Article does not conflict with such terms, in accordance with this Article.

                          SECTION 4.02.  Notice of Redemption; Selection of
Debt Securities. In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of a series of Debt Securities pursuant to Section 4.01, the Company shall fix a date for redemption and the Company, or, at the Company's request, the Trustee in the name of and at the expense of the Company, shall mail a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities so to be redeemed as a whole or in part at their last addresses as the same appear on the Debt Securities Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debt Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security.

                          Notice of redemption shall be given in the name of
the Company and shall specify the date fixed for redemption, the redemption price at which Debt Securities of any series are to be redeemed, the place of payment (which shall be at the offices or agencies to be maintained by the Company pursuant to Section 5.02), that payment of the redemption price will be made upon presentation and surrender of such Debt Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice,that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue, and the Section of this Indenture pursuant to which Debt Securities will be redeemed. In case less than all Debt Securities of any series are to be redeemed, the notice of redemption shall also identify the particular Debt Securities to be redeemed as a whole or in part and shall state that the redemption is for the sinking fund, if such is the case. In case any Debt Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of such series in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder.

                          If less than all the Debt Securities of any series
are to be redeemed, the Company shall give the Trustee notice, at least 45 days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption, as to the aggregate principal amount of Debt Securities to be redeemed. Debt Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Debt Securities of such Series or any multiple thereof. Thereupon the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debt Securities or portions thereof to be redeemed, and shall as promptly as practicable notify the Company of the Debt Securities or portions thereof so selected. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities of any series shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.

                          On or prior to the date fixed for redemption
specified in the notice of redemption given as provided in this Section 4.02, the Company will deposit with the Trustee or with the paying agent an amount of money in the currency in which the Debt Securities of such series are payable sufficient to redeem on the date fixed for redemption all the Debt Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

                          The Trustee shall not mail any notice of redemption
of any series of Debt Securities during the continuation of any default in payment of interest on any series of Debt Securities when due or of any Event of Default, except that where notice of redemption with respect to any series of Debt Securities shall have been mailed prior to the occurrence of such default or Event of Default, the Trustee shall redeem such Debt Securities provided funds are deposited with it for such purpose.

                          SECTION 4.03.  Payment of Debt Securities Called for
Redemption. If notice of redemption has been given as herein provided, the Debt Securities or portions of Debt Securities with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities or portions thereof at the redemption price, together with interest accrued to said date) interest on the Debt Securities or portions of Debt Securities so called for redemption shall cease to accrue, and such Debt Securities and portions of Debt Securities shall be deemed not to be Outstanding hereunder and shall not be entitled to any benefit under this Indenture except to receive payment of the redemption price, together with accrued interest to the date fixed for redemption. On presentation and surrender of such Debt Securities at the place of payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, however, that any installments of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Debt Securities, or one or more previous Debt Securities evidencing all or a portion of the same debt as that evidenced by such particular Debt Securities, registered as such on the relevant record dates according to their terms and the provisions of Section 3.08.

                          Upon presentation and surrender of any Debt Security
redeemed in part only, with, if the Company or the Trustee so required, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of the same series having the same interest rate and Stated Maturity and bearing interest from the same date, of any authorized denominations as requested by such Holder, in aggregate principal amount equal to the unredeemed portion of the Debt Security so presented and surrendered.

                          SECTION 4.04.  Exclusion of Certain Securities from
Eligibility for Selection for Redemption. Debt Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by a Responsible Officer of the Company and delivered to the Trustee at least 45 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either
(a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

                          SECTION 4.05.  Provisions with Respect to any Sinking
Funds. Unless the form or terms of any series of Debt Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Debt Securities in cash, the Company may at its option (1) deliver to the Trustee for cancellation any Debt Securities of such series theretofore acquired by the Company, or (2) receive credit for any Debt Securities of such series (not previously so credited) acquired by the Company and theretofore delivered to the Trustee for cancellation, then Debt Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to the Debt Securities of such series.

                          On or before the 45th day next preceding each sinking
fund Redemption Date, the Company will deliver to the Trustee a certificate signed by the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer of the Company specifying (i) the portion of the mandatory sinking fund payment to be satisfied by deposit of cash in the currency in which the Debt Securities of such series are payable, by delivery of Debt Securities theretofore purchased or otherwise acquired by the Company (which Debt Securities shall accompany such certificate) and by credit for Debt Securities acquired by the Company and theretofore delivered to the Trustee for cancellation redeemed by the Company and stating that the credit to be applied has not theretofore been so applied or applied in lieu of retiring Funded Debt pursuant to Section 5.06 and (ii) whether the Company intends to exercise its right, if any, to make an optional sinking fund payment, and, if so, the amount thereof. Such certificate shall also state that no Event of Default has occurred and is continuing. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In case of the failure of the Company on or before the 45th day next preceding each sinking fund Redemption Date to deliver such certificate (or to deliver the Debt Securities specified in this paragraph), the sinking fund payment due on the next succeeding sinking fund payment date shall be paid entirely in cash (in the currency described above) and shall be sufficient to redeem the principal amount of Debt Securities as a mandatory sinking fund payment, without the option to deliver or credit Debt Securities as provided in the first paragraph of this Section 4.04 and without the right to make an optional sinking fund payment as provided herein.

                          If the sinking fund payment or payments (mandatory or
optional) with respect to any series of Debt Securities made in cash (in the currency described above) shall exceed the minimum authorized denomination set forth in an Officers' Certificate pursuant to Section 3.01 or the equivalent in the currency in which the Debt Securities of such series are payable (or a lesser sum if the Company shall so request), unless otherwise provided by the terms of such series of Debt Securities, said cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Debt Securities of such series at the applicable sinking fund Redemption Price with respect to Debt Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 4.03. The Trustee shall select, in the manner provided in Section 4.02, for redemption on such sinking fund Redemption Date a sufficient principal amount of Debt Securities of such series to utilize said cash and shall thereupon cause notice of redemption of the Debt Securities of such series for the sinking fund to be given in the manner provided in Section 4.02 (and with the effect provided in Section 4.03) for the redemption of Debt Securities in part at the option of the Company. Debt Securities of any series which are identified by registration and certificate number in an Officer's Certificate at least 45 days prior to the sinking fund Redemption Date as being beneficially owned by, and not pledged or hypothecated by, the Company or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be excluded from Debt Securities of such series eligible for selection for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debt Securities of such series shall be added to the next cash sinking fund payment with respect to Debt Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section
4.05. Any and all sinking fund moneys with respect to Debt Securities of any series held by the Trustee at the maturity of Debt Securities of such series, and not held for the payment or redemption of particular Debt Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of such series at maturity.

                          The Trustee shall not convert any currency in which
the Debt Securities of such series are payable for the purposes of such sinking fund application unless a Company Request is made, and any such conversion agreed to by the Trustee in response to such request shall be for the account and at the expense of the Company and shall not affect the Company's obligation to pay the Holders in the currency to which such Holder is entitled.

                          On or before each sinking fund Redemption Date
provided with respect to Debt Securities of any series, the Company shall pay to the Trustee in cash in the currency described above a sum equal to all accrued interest, if any, to the date fixed for redemption on Debt Securities to be redeemed on such sinking fund Redemption Date pursuant to this Section 4.05.

                                 ARTICLE FIVE.

                      PARTICULAR COVENANTS OF THE COMPANY.

                          SECTION 5.01.  Payment of Principal, Premium and
Interest. The Company will duly and punctually pay or cause to be paid (in the currency in which the Debt Securities of such series are payable) the principal of and premium, if any, and interest on each of the Debt Securities at the place (subject to Section 3.03), at the respective times and in the manner provided in each series of Debt Securities and in this Indenture.

                          SECTION 5.02.  Offices for Notices and Payments, etc.
(a) So long as the Debt Securities of any series remain Outstanding, the Company will maintain at the Place of Payment, an office or agency where the Debt Securities may be presented for payment, an office or agency where the Debt Securities may be presented for registration of transfer and for exchange as in this Indenture provided, and an office or agency where notices and demands to or upon the Company in respect of the Debt Securities or of this Indenture may be served and shall give the Trustee written notice thereof and any changes in the location thereof. In case the Company shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation and demand may be made and notice may be served in respect of the Debt Securities or of this Indenture at said office of the Trustee.

                          (b)   In addition to the office or agency maintained
by the Company pursuant to Section 5.02(a), the Company may from time to time designate one or more other offices or agencies where the Debt Securities may be presented for payment and presented for registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designations, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain such office and agency at the Place of Payment, for the purposes abovementioned. The Company will give to the Trustee prompt written notice of
(i) any such designation or rescission thereof, and (ii) the location of any such office or agency outside the Place of Payment and of any change of location thereof.

                          SECTION 5.03.  Appointments to Fill Vacancies in
Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

                          SECTION 5.04.  Provisions as to Paying Agent.  (a)
(1) Whenever the Company shall have one or more Paying Agents for any series of Debt Securities other than the Trustee, it will, on or before each due date of the principal of (and premium, if any) or interest on any Debt Securities of such series, deposit with a Paying Agent a sum sufficient to pay such amount becoming due, such sum to be held as provided by the Trust Indenture Act of 1939, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                          (2) The Company will cause each Paying Agent other
than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (i) comply with the provisions of the Trust Indenture Act of 1939 applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon any series of Debt Securities) in the making of any payment in respect of the Debt Securities of such series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

                          (b)   If the Company shall act as its own paying
agent, it will, on or prior to each due date of the principal of and premium, if any, or interest on Debt Securities of any series, set aside, segregate and hold in trust for the benefit of the Holders of such Debt Securities a sum sufficient to pay such principal and premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on such series of Debt Securities) to make any payment of the principal of and premium, if any, or interest on the Debt Securities when the same shall become due and payable.

                          (c)   Anything in this Section 5.04 to the contrary
notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture with respect to any or all series of Debt Securities then Outstanding, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company, or any paying agent hereunder, as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained.

                          (d)   Anything in this Section 5.04 to the contrary
notwithstanding, the agreement to hold sums in trust provided in this Section
5.04 is subject to Section 13.04.

                          (e)   Whenever the Company shall have one or more
paying agents, it will, prior to each due date of the principal of and premium, if any, and on or prior to each due date of interest on any series of Debt Securities, deposit with a paying agent a sum sufficient to pay the principal and premium, if any, or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                          SECTION 5.05.  Limitation on Secured Debt.

                          (a)   So long as the Debt Securities shall remain
Outstanding, the Company will not at any time create, assume or guarantee, and will not cause, suffer or permit a Restricted Subsidiary to create, assume or guarantee any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made effective provision) whereby the Debt Securities then Outstanding subject to applicable priorities of payment shall be secured by such Security Interest equally and ratably with any and all other obligations and indebtedness which shall be so secured; provided, however, that the foregoing covenants shall not be applicable to the following:

                             (1) (a) any Security Interest on any property hereafter acquired or constructed by the Company or a Restricted Subsidiary to secure or provide for the payment of all or any part of the purchase price or construction cost of such property, including, but not limited to, any indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; or (b) the acquisition of property subject to any Security Interest upon such property existing at the time of acquisition thereof, whether or not assumed by the Company or such Restricted Subsidiary; or (c) any Security Interest existing on the property or on the outstanding shares of capital stock or indebtedness of a corporation at the time such corporation shall become a Restricted Subsidiary; or
                          (d) a Security Interest on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided, however, that no such Security Interest shall extend to any other Principal Property of the Company or such Restricted Subsidiary prior to such acquisition or to the other Principal Property thereafter acquired other than (a) additions to such acquired property;

                             (2) Security Interests in property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof (including, without limitation, Security Interests to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit the Company or a Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Security Interests;

                             (3) Any Security Interest on any property or assets of any Restricted Subsidiary to secure indebtedness owing by it to the Company or to a Restricted Subsidiary;

                             (4) Mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

                             (5) Any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise to license;

                             (6) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent, or the Security Interests for taxes, assessments or government charges or levies already delinquent but the validity of which is being contested in good faith;

                             (7) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

                             (8)  Landlords' liens on fixtures located on
                          premises leased by the Company or a Restricted Subsidiary in the ordinary course of business; or

                             (9) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Security Interest permitted by subsection (a) of this Section 5.05.

                          (b)   Notwithstanding the provisions of subsection
(a) of this Section 5.05, the Company and any one or more Restricted Subsidiaries may without securing the Debt Securities issue, assume or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under subsection (a) above) and the aggregate value of the Sale and Leaseback Transactions (as defined in Section 5.06) in existence at such time (not including Sale and Leaseback Transactions the proceeds of which have been or will be applied in accordance with Section 5.06(b)), does not exceed 10% of Consolidated Net Tangible Assets, determined as of a date not more than 90 days prior thereto.

                          (c)   In the event that the Company shall hereafter
secure the Debt Securities of each series equally and ratably with any other obligation or indebtedness pursuant to the provisions of this Section 5.05, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the Holders of the Securities so secured, equally and ratably with such other obligation or indebtedness.

                          SECTION 5.06.  Sale and Leaseback Transactions.  So
long as the Debt Securities shall remain Outstanding, the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Company or one or more Restricted Subsidiaries, or both) any Principal Property owned by it and in full operation for more than 180 days with the intention of taking back a lease on such property (except a lease for a term of no more than three years entered into with the intent that the sue by the Company or such

Restricted Subsidiary of such property will be discontinued on or before the expiration of such term) (herein referred to as a "Sale and Leaseback Transaction") unless either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 5.05 hereof, to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a Security Interest on the property to be leased without equally and ratably securing the Debt Securities, or (b) the Company or a Restricted Subsidiary shall apply an amount equal to the value of the property so leased to the retirement (other than any mandatory retirement), within 120 days of the effective date of any such arrangement, of Funded Debt as shown on the most recent consolidated balance sheet of the Company and which, in the case of such Funded Debt of the Company, is not subordinate and junior in right of payment to the prior payment of the Debt Securities; provided, however, that in lieu of applying all or any part of such amount to such retirement, the Company may at its option (x) deliver to the Trustee Debt Securities theretofore purchased or otherwise acquired by the Company, or (y) receive credit for the Debt Securities theretofore redeemed at its option. If the Company shall so deliver the Debt Securities to the Trustee (or receive credit for Debt Securities so delivered), the amount which the Company shall be required to apply to the retirement of indebtedness pursuant to this Section
5.06 shall be reduced by an amount equal to the aggregate principal amount of such Debt Securities.

                          The term "value" shall mean, with respect to a Sale
and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the Capitalized Rent with respect thereto, or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction as determined by the Board of Directors.

                          SECTION 5.07.  Restrictions on Transfer of Principal
Property to Unrestricted Subsidiaries. So long as the Debt Securities of any series remain Outstanding, the Company will not itself, and will not cause, suffer or permit any Restricted Subsidiary to, transfer (whether by merger, consolidation or otherwise) any Principal Property to any Unrestricted Subsidiary, unless it shall apply, within one year after the effective date of such transaction, or shall have committed within one year after such effective date to apply, an amount equal to the fair value of such Principal Property at the time of such transfer, as determined by the Board of Directors, to (a) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or, upon, such acquisition, construction, development or improvement will be, a Principal Property or Properties or a part thereof,
(b) the redemption of Debt Securities of any series in accordance with the provisions of Article Four and at the redemption price referred to in Section
4.01 applicable at the time of such redemption, (c) the repayment of Funded Debt of the Company or of any Restricted Subsidiary (other than any Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment; provided that, in lieu of applying an amount equivalent to all or any part of such fair value to such redemption, the Company may, within one year after such transfer, deliver to the Trustee Debt Securities (other than Debt Securities made the basis of reduction in a mandatory sinking fund payment pursuant to Section 4.05) for cancellation and thereby reduce the amount to be applied to the redemption of the Debt Securities of that series pursuant to clause (b) above by an amount equivalent to the aggregate principal amount of the Debt Securities so delivered. Redemption of Debt Securities pursuant to this Section 5.07 shall not be used as credits against mandatory sinking fund payments.

                          SECTION 5.08.  Certificate to Trustee.  So long as
the Debt Securities of any series remain Outstanding, the Company will deliver to the Trustee on or before 120 days after the end of each fiscal year an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any default by the Company in the performance or fulfillment or observance of any covenants or agreements contained herein during the preceding fiscal year, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof. The Officers' Certificate need not comply with Section 15.05.

                          SECTION 5.09.  Waivers of Covenants.  Anything in
this Indenture to the contrary notwithstanding, the Company may fail or omit, in respect of any series of Debt Securities, and in any particular instance, to comply with a covenant, agreement or condition contained in Sections 5.02 and
5.04 (other than in 5.04(a)(1) and (2)) to 5.08, inclusive, if the Company shall have obtained and filed with the Trustee before or after the time for such compliance the consent in writing of the Holders of more than 50% in aggregate principal amount of the Debt Securities of the series affected by such waiver at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect any obligation not expressly waived nor impair any right consequent thereon and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                                  ARTICLE SIX.

                   HOLDERS' LISTS AND REPORTS BY THE COMPANY
                                AND THE TRUSTEE.

                          SECTION 6.01.  Holders' Lists.  The Company covenants
and agrees that it will furnish or cause to be furnished to the Trustee, not more than 15 days after each Regular Record Date with respect to the Debt Securities of any series, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Debt Securities of such series as of a date not more than 15 days prior to the time such information is furnished; provided, however, that no such list with respect to any particular series of Debt Securities need be furnished at any such time if the

Trustee is in possession thereof by reason of its acting as the Debt Security registrar for such series designated under Section 3.06 or otherwise.

                          SECTION 6.02.  Preservation and Disclosure of Lists.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Debt Securities contained in the most recent list furnished to it as provided in Section 6.01 or received by the Trustee in the capacity of the Debt Security registrar (if so acting) under Section 3.06. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

                          (b)    The rights of Holders to communicate with
other Holders with respect to their rights under this Indenture or under the Debt Securities of any series or of all Debt Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act of 1939.

                             (c) Every Holder of Debt Securities, by receiving
and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act of 1939.

                          SECTION 6.03.  Reports by the Company.  The Company
agrees to file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                          SECTION 6.04.  Reports by the Trustee.  (a)  The
Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant thereto. The interval between transmissions of reports to be transmitted at intervals shall be twelve months or such shorter time required by the Trust Indenture Act of 1939. If the Trust Indenture Act of 1939 does not specify the date on which a report is due, the such report shall be due on May 15 of each year following the first issuance of Debt Securities.

                          (b)   A copy of each such report shall, at the time
of such transmission to Holders, be filed by the Trustee with each stock exchange upon which Debt Securities of any series are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debt Securities of any series are listed on any stock exchange.

                                 ARTICLE SEVEN.

                      REMEDIES OF THE TRUSTEE AND HOLDERS
                              ON EVENT OF DEFAULT.

                          SECTION 7.01.  Events of Default.  Event of Default,
with respect to any series of Debt Securities, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the supplemental indenture under which such series of Debt Securities is issued or in the form of Debt Security for such series:

                             (a) default in the payment of any installment of
                          interest upon any Debt Security of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                             (b) default in the payment of the principal of and
                          premium, if any, on any Debt Security of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise; or

                             (c) default in the payment or satisfaction of any
                          sinking fund payment or analogous obligation, if any, with respect to the Debt Securities of such series as and when the same shall become due and payable by the terms of the Debt Securities of such series; or

                             (d) failure on the part of the Company duly to
                          observe or perform any of the covenants, warrants or agreements on the part of the Company in respect of the Debt Securities of such series in this Indenture (other than a covenant, warranty or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, specifying such failure and requiring the same to be remedied, shall have been given to the Company by the Trustee, by registered mail, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series; or

                             (e) an event of default with respect to any other
                          series of Debt Securities issued or hereafter issued pursuant to this Indenture or if default shall be made (and shall not have been cured or waived) in the payment of principal of or interest on any other obligation for borrowed money of the Company beyond any period of grace with respect thereto if (i) the aggregate principal amount (or, in the case of Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such indebtedness as due and payable upon acceleration) of any such obligation in respect of which principal or interest is and remains in default is in excess of $25,000,000 and (ii) the default in such payment is not being contested by the Company in good faith and by appropriate proceedings; provided, however, that subject to the provisions of Section
                          7.08 and Section 8.01 the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Company, by the holders or an agent of the holders of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in aggregate principal amount of such series of Debt Securities at the time Outstanding; or

                             (f) a decree or order by a court having
                          jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Federal bankruptcy laws or any other similar applicable Federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

                             (g) the Company shall institute proceedings to be
                          adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking an arrangement or a reorganization under the Federal bankruptcy laws or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                             (h) any other Event of Default provided in the
                          supplemental indenture under which such series of Debt Securities is issued or in the form of Debt Security for such series;

then and in each and every such case, so long as such Event of Default with respect to any series of Debt Securities for which there are Debt Securities Outstanding occurs and is continuing and shall not have been remedied or waived to the extent permitted by the terms of this Indenture, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of such series, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of such series and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Debt Securities of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay in the currency in which the Debt Securities of such series are payable all matured installments of interest upon all of the Debt Securities and the principal of and premium, if any, on any and all Debt Securities of such series which shall have become due otherwise than by such declaration (with interest on overdue installments of interest to the extent that payment of such interest is enforceable under applicable law and on such principal and premium, if any, at the rate borne by the Debt Securities of such series or as otherwise provided in the form of Debt Security for such series, to the date of such payment or deposit) and the expenses of the Trustee (subject to Section 8.06), and any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Debt Securities of such series which shall have become due by such declaration, shall have been cured or shall have been waived in accordance with
Section 7.07 or provision deemed by the Trustee to be adequate shall have been made therefor - then and in every such case the Holders of at least a majority in aggregate principal amount of the Debt Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

                          In case the Trustee or any Holders shall have
proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.

                          SECTION 7.02. Payment of Debt Securities Upon
Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any instalment of interest upon any Debt Security of any series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of and premium, if any, on any Debt Security of any series as and when the same shall have become due and payable, whether at maturity of the Debt Security or upon redemption or by declaration or otherwise or (c) in case default shall be made in the making or satisfaction of any sinking fund payment or analogous obligation with respect to the Debt Securities of any series when the same becomes due by the terms of the Debt Securities of any series--then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders (or Holders of Debt Securities of any such series in the case of clause (c) above), the whole amount that then shall have become due and payable on any such Debt Security (or Debt Securities of any such series in the case of clause (3) above) for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debt Securities of such series or as otherwise provided in the form of Debt Security of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred and advances made by the Trustee, except compensation or advances arising, or expenses or liabilities incurred, as a result of the Trustee's negligence or bad faith.

                          Until such demand is made by the Trustee, the Company
may pay the principal of and premium, if any, and interest on the Debt Securities of any series to the Persons entitled thereto, whether or not the principal of and premium, if any, and interest on the Debt Securities of such series are overdue.

                          In case the Company shall fail forthwith to pay such
amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on such Debt Securities and collect, in the manner provided by law out of the property of the Company or any other obligor on such Debt Securities wherever situated, the moneys adjudged or decreed to be payable. If any Event of Default with respect to any series of Debt Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt

Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                          In case there shall be pending proceedings for the
bankruptcy or for the reorganization of the Company or any other obligor on the Debt Securities of any series under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Debt Securities of any series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered by intervention in such proceedings or otherwise, (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debt Securities of such series, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Debt Securities of such series allowed in such judicial proceedings relative to the Company or any other obligor on such Debt Securities, its or their creditors, or its or their property, (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of any Debt Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of the Debt Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred and advances made by the Trustee except compensation or advances arising, or expenses or liabilities incurred, as a result of the Trustee's negligence or bad faith.

                          Nothing herein contained shall be deemed to authorize
the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder (except, as aforesaid, for the election of a trustee in bankruptcy or other Person performing similar functions) in any such proceeding.

                          All rights of action and of asserting claims under
this Indenture, or under any of the Debt Securities of any series, may be enforced by the Trustee without the possession of any of such Debt Securities, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Debt Securities of such series in respect of which such judgment has been recovered.

                          In any proceedings brought by the Trustee (and also
any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Debt Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Debt Securities parties to any such proceedings.

                          SECTION 7.03.  Application of Moneys Collected by
Trustee. Any moneys collected by the Trustee pursuant to Section 7.02 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Debt Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

                             FIRST: To the payment of costs and expenses of
                          collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except compensation or advances arising, or expenses or liabilities incurred, as a result of its negligence or bad faith, and any other amounts owing the Trustee under Section 8.06;

                             SECOND: In case the principal of the Debt
                          Securities of such series shall not have become due and be unpaid, to the payment of interest on such Debt Securities, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Debt Securities, such payments to be made ratable to the Persons entitled thereto;

                             THIRD: In case the principal of the Debt
                          Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Debt Securities for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by such Debt Securities; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon such Debt Securities, then, to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any instalment of interest over any other instalment of interest, or of any Debt Security of such series over any other such Debt Security, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest;

                             FOURTH: To the payment of any surplus then
                          remaining to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

                          SECTION 7.04. Proceedings by Holders.  No Holder of
any Debt Security of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law or in bankruptcy or otherwise upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding (and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07), it being understood and intended, and being expressly covenanted by the taker and Holder of every Debt Security of every series with every other taker and Holder and the Trustee, that no one or more Holders of Debt Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of such Debt Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debt Securities.

                          SECTION 7.05.  Proceedings by Trustee.  In case of an
Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                          SECTION 7.06.  Remedies Cumulative and Continuing.
All powers and remedies given by this Article Seven to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

                          SECTION 7.07.  Direction of Proceedings and Waiver of
Defaults by Majority of Holders. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities by this Indenture; provided, however, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or would be materially and unjustly prejudicial to the rights of Holders not joining in such direction or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Debt Securities of all series not joining in the giving of said direction, it being understood that (subject to Section 8.01) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are duly prejudicial to such Holders. The Trustee may take any other action deemed proper by the Trustee not inconsistent with such direction. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default or Event of Default hereunder and its consequences except a default in the payment of principal of or premium, if any, or interest on such Debt Securities, or a default in the making of any sinking fund payment with respect to such Debt Securities. Upon any such waiver the Company, the Trustee and the Holders of such Debt Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Debt Securities and this Indenture be deemed to have been cured and to be not continuing.

                          This Section 7.07 shall be in lieu of Sections
316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act of 1939 and such Sections 316(a)(1)(A) and Section 316(a)(1)(B) are hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act of 1939.

                          SECTION 7.08.  Notice of Defaults.  The Trustee shall
give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act of 1939; provided, however, that in the case of any default of the character specified in Section 7.07(d), no such notice to Holders shall be given until at least 60 days after the occurrence thereof.
For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

                          SECTION 7.09.  Undertaking to Pay Costs.  In any suit
for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act of 1939; provided that neither this Section nor the Trust Indenture Act of 1939 shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, and any provision of the Trust Indenture Act of 1939 to such effect is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act of 1939.

                          SECTION 7.10.  Unconditional Right of Holders to
Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the rights, which are absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.08) interest on such Debt Security on the respective Stated Maturities expressed in such Debt Security (or in the case of redemption or repayment, on the date for redemption or repayment, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall be impaired without the consent of such Holder.


                                 ARTICLE EIGHT.

                            CONCERNING THE TRUSTEE.

                          SECTION 8.01.  Duties and Responsibilities of
Trustee. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act of 1939. Notwithstanding the foregoing, no implied covenants or obligations, except as provided by the Trust Indenture Act of 1939, shall be read into this Indenture against the Trustee, and no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


                          SECTION 8.02.  Reliance on Documents, Opinions,
etc.  Subject to the provisions  of Section 8.01,

                             (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note or other paper document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                             (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless otherwise evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

                             (c) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                             (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                             (e)  the Trustee shall not be liable for any
                          action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                             (f)  prior to the occurrence of an Event of
                          Default with respect to the Debt Securities of any series and after the curing or waiving of all Events of Default with respect to such Debt Securities, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note, or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in principal amount of such Debt Securities then Outstanding; provided, however, that the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and provided, further, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to so proceeding;

                             (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be liable or responsible for any misconduct, bad faith or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                             (h)  the Trustee shall not be deemed to have
                          knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or Holders of greater than 50% of the outstanding principal amount of Debt Securities of any series shall have notified the Trustee thereof.

                          SECTION 8.03.  No Responsibility for Recitals, etc.
The recitals contained herein and in the Debt Securities (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series. The Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder. Neither the Trustee nor the Authenticating Agent shall be accountable for the use or application by the Company or any Debt Securities or the proceeds of any Debt Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

                          SECTION 8.04.  Trustee and Agents May Own Debt
Securities. The Trustee, any paying agent, or any agent of the Trustee or the Company under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Debt Securities of any series with the same rights it would have if it were not Trustee or such agent and, subject to Sections 8.08 and 8.13, if operative, may otherwise deal with the Company and receive, collect, hold, and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

                          SECTION 8.05.  Moneys to be Held in Trust.  Subject
to the provisions of Section 13.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default with respect to the Debt Securities of any series shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its President, its Chief Financial Officer, any Vice President, its Treasurer or an Assistant Treasurer.

                          SECTION 8.06.  Compensation and Expenses of Trustee.
The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and all persons not regularly in its employ and any amounts paid by the Trustee to any Authenticating Agent pursuant to Section 8.14) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, or the performance of its duties hereunder, including the current payment of all costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Debt Securities.

                          SECTION 8.07. Officers' Certificate as Evidence.
Subject to the provisions of Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

                          SECTION 8.08.  Conflicting Interest of Trustee.  If
the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act of 1939, the Trustee shall either eliminate such conflicting interest or resign in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939 and this Indenture.

                          SECTION 8.09.  Eligibility of Trustee.  There shall
at all times be a Trustee with respect to each series of Debt Securities hereunder which shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust power's, having a combined capital and surplus of at least $5,000,000, subject to supervision or examination by Federal, state, territorial, or District of Columbia authority and having its principal office and place of business in Wilmington, Delaware, if there be such a corporation having its principal office and place of business in said City and willing to act as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee with respect to any series of Debt Securities shall cease to be eligible in accordance with the provisions of this Section 8.09, such Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

                          SECTION 8.10.  Resignation or Removal of Trustee.
(a) The Trustee may at any time resign with respect to any series of Debt Securities by giving written notice by first class mail of such resignation to the Company and to the Holders of such series of Debt Securities at their addresses as they shall appear on the Debt Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.
If no successor trustee with respect to such series shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder of such series of Debt Securities who has been a bona fide Holder of a Debt Security or Debt Securities of such series for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint such successor trustee.

                      (b) In case at any time any of the following shall occur--

                             (1) the Trustee shall fail to comply with the
                          provisions of subsection (a) of Section 8.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security or Debt Securities of such series for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of
                          Section 310(b) of the Trust Indenture Act of 1939, or

                             (2) the Trustee shall cease to be eligible in
                          accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Holder of a note of such series, or

                             (3) the Trustee shall become incapable of acting
                          with respect to any series of Debt Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to such series and appoint a successor trustee for such series by written instrument, in duplicate, executed on instruction of the President, The Chief Financial Officer or the Treasurer of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Holder who has been a bona fide Holder of a Debt Security or Debt Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove such Trustee and appoint such successor trustee.

                          (c) The Holders of a majority in aggregate principal
amount of the Outstanding Debt Securities of any series may at any time remove the Trustee with respect to such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 9.01 of the action in that regard taken by the Holders, and nominate a successor Trustee which shall be deemed appointed as successor Trustee unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Holder of a Debt Security or Debt Securities of such series, upon the terms and conditions and otherwise as in subsection (a) of this Section 8.10 provided, may petition any court of competent jurisdiction for an appointment of a successor Trustee with respect to such series.

                          (d) Any resignation or removal of the Trustee with
respect to all or any series of Debt Securities and any appointment of a successor Trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 8.11.

                          SECTION 8.11.  Acceptance by Successor Trustee.  Any
successor Trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective with respect to all or any series as to which it is resigning as Trustee, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with respect to all or any such series, with like effect as if originally named as Trustee herein with respect to all or any such series; nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee with respect to all or any such series so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee with respect to all or any series as to which it is resigning as Trustee, to secure any amounts and shall be entitled to any indemnities then due it pursuant to the provisions of Section 8.06.

                          No successor Trustee shall accept appointment as
provided in this Section 8.11 unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

                          Upon acceptance of appointment by a successor Trustee
with respect to all or any series of Debt Securities as provided in this
Section 8.11, the Company shall mail notice of the succession of such Trustee hereunder to the Holders of Debt Securities of such series at their addresses as they shall appear on the Debt Security Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

                          In case the appointment hereunder of a successor
Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of any series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

                          SECTION 8.12.  Succession by Merger, etc.  Subject to
Sections 8.08 and 8.09, any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                          In case at the time any successor to the Trustee
shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of such successor Trustee or, if such successor Trustee is a successor by merger, conversion or consolidation, the name of any predecessor hereunder; and in all such cases such certificate shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

                          SECTION 8.13.  Limitation on Rights of Trustee as a
Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act of 1939 regarding the collection of claims against the Company (or any such other obligor).

                          SECTION 8.14.  Authenticating Agents.  There may be
an Authenticating Agent or Authenticating Agents appointed by the Trustee from time to time with power to act on its behalf and subject to its direction in the authentication and delivery of any series of Debt Securities issued upon original issuance, exchange, transfer or redemption thereof as fully to all intents and purposes as though such Authenticating Agent (or Authenticating Agents) had been expressly authorized to authenticate and deliver such Debt Securities, and Debt Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee hereunder. For all purposes of this Indenture, the authentication and delivery of Debt Securities by any Authenticating Agent pursuant to this Section 8.14 shall be deemed to be the authentication and delivery of such Debt Securities "by the Trustee", and whenever this Indenture provides that "the Trustee shall authenticate and deliver" Debt Securities or that Debt Securities "shall have been authenticated and delivered by the Trustee", such authentication and delivery by any Authenticating Agent shall be deemed to be authentication and delivery by the Trustee. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or Territory or the District of Columbia, with a combined capital and surplus of at least $5,000,000 and authorized under such laws to act as an authenticating agent, duly registered to act as such, if and to the extent required by applicable law and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of its condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 8.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.14, or to be duly registered if and to the extent required by applicable law and regulations, it shall resign immediately in the manner and with the effect herein specified in this Section 8.14.

                          Whenever reference is made in this Indenture to the
authentication and delivery of Debt Securities of any series by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by its Authenticating Agent appointed with respect to the Debt Securities of such series and a certificate of authentication executed on behalf of the Trustee by its Authenticating Agent appointed with respect to the Debt Securities of such series.

                          Any corporation into which any Authenticating Agent
may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the authenticating agency business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 8.14, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

                          In case at the time such successor to any such agency
shall succeed to such agency any of the Debt Securities shall have been authenticated but not delivered, any such successor to such Authenticating Agent may adopt the certificate of authentication of any predecessor Authenticating Agent and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to any Authenticating Agent may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor Authenticating Agent; and in all cases such certificate shall have the full force which it has anywhere in the Debt Securities or in this Indenture provided that the certificate of the predecessor Authenticating Agent shall have had such force; provided, however, that the right to adopt the certificate of authentication of any predecessor Authenticating Agent or to authenticate Debt Securities in the name of any predecessor Authenticating Agent shall apply only to its successor or successors by merger, conversion or consolidation.

                          Any Authenticating Agent may at any time resign as
Authenticating Agent with respect to any series of Debt Securities by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent with respect to any series of Debt Securities by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time Authenticating Agent shall cease to be eligible under this Section 8.14, the Trustee may, and shall, upon request of the Company, promptly use its best efforts to appoint a successor Authenticating Agent.

                          Upon the appointment, at any time after the original
issuance of any of the Debt Securities, of any successor, additional or new Authenticating Agent, the Trustee shall give written notice of such appointment to the Company and shall at the expense of the Company mail notice of such appointment to all Holders of Debt Securities of such series as the names and addresses of such Holders appear on the Debt Security Register.

                          Any successor Authenticating Agent with respect to
any series of Debt Securities upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as though originally named as an Authenticating Agent herein with respect to such series. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.14 and duly registered if and to the extent required under applicable law and regulations.

                          Any Authenticating Agent by the acceptance of its
appointment with respect to any series of Debt Securities shall be deemed to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth with respect to such series, including among other things the duties to authenticate and deliver Debt Securities when presented to it in connection with exchanges, registrations of transfer or redemptions thereof; it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; it is eligible for appointment as Authenticating Agent under this
Section 8.14 and will notify the Trustee promptly if it shall cease to be so qualified; and it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of any acts or failures to act of the Authenticating Agent with respect to such series but it shall have no liability for any action taken by it at the specific written direction of the Trustee.

                          The Company agrees to pay to each Authenticating
Agent from time to time reasonable compensation and expenses for its services, and the Trustee shall have no liability for such payments.

                          The provisions of Sections 8.02(a), (b), (c), (e) and
(f), 8.03, 8.04, 8.06 (insofar as it pertains to indemnification), 9.01, 9.02 and 9.03 shall bind and inure to the benefit of each Authenticating Agent to the same extent that they bind and inure to the benefit of the Trustee.

                          If an appointment with respect to one or more series
is made pursuant to this Section 8.14, the Debt Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

                          This is one of the Debt Securities of the series
designated herein issued under the within-mentioned Indenture.


CHEMICAL BANK DELAWARE                     CHEMICAL BANK DELAWARE
As Trustee                                 As Trustee

                                     - OR -


By:                                                         By:     Chemical Bank
   ----------------------------------
         Authorized Officer                                         As Authenticating Agent


                                                                    By:
                                                                       --------------------------------
                                                                             Authorized Officer


                                 ARTICLE NINE.

                            CONCERNING THE HOLDERS.

                          SECTION 9.01.  Action by Holders.  Whenever in this
Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage of such series have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders of such series in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of such series voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders of such series.

                          SECTION 9.02.  Proof of Execution by Holders.
Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debt Securities shall be provided by the Debt Security Register or by a certificate of the Debt Security registrar with respect to a series of Debt Securities.

                          The record of any Holders' meeting shall be proved in
the manner provided in Section 10.06.

                          SECTION 9.03.  Who Are Deemed Absolute Owners.  The
Company, the Trustee with respect to a series of Debt Securities, and any agent of the Trustee or the Company under this Indenture may deem the Person in whose name such Debt Security shall be registered upon the Debt Security Register to be, and may treat him as, the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company, the Trustee or any such agent) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Debt Security and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being or upon his order shall, to the extent of the sum or sums so paid, be effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.

                          SECTION 9.04.  Company-Owned Debt Securities
Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Debt Securities of any series have concurred in any direction or consent under this Indenture, Debt Securities of such series which are owned by the Company or any other obligor on the Debt Securities of such series or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Debt Securities shall be disregarded and deemed not to be Outstanding for the propose of any such determinations; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent only such Debt Securities which the Trustee knows are so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding notwithstanding this
Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the right of the pledgee to vote such Debt Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer's Certificate listing and identifying all Debt Securities of a series, if any, known by the Company to be owned or held by or for the account of the Company or any other obligor on such Debt Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Debt Securities; and, subject to the provisions of Section 8.01, the Trustee shall be entitled to accept such Officers' Certificates as conclusive evidence of the facts therein set forth and of the fact that all such Debt Securities not listed therein are Outstanding for the purpose of any such determination.

                          SECTION 9.05.  Revocation of Consents; Future Holders
Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to or are bound by consents to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Security issued on transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Debt Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all of the Debt Securities affected by such action.


                                  ARTICLE TEN

                               HOLDERS' MEETINGS.

                          SECTION 10.01.  Purposes of Meetings.  A meeting of
Holders of the Debt Securities of all or any series may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                             (1) to give any notice to the Company or to the Trustee with respect to such series, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Seven;

                             (2)  to remove the Trustee and nominate a
                          successor trustee pursuant to the provisions of Article Eight;

                             (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

                             (4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debt Securities of all or any series, as the case may be, under any other provision of this Indenture or under applicable law.

                          SECTION 10.02.  Call of Meetings by Trustee.  The
Trustee may at any time call a meeting of Holders of Debt Securities of all or any series to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders of Debt Securities of all or any series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee to Holders of Debt Securities of each series that may be affected by the action proposed to be taken at such meeting at their addresses as they shall appear on the Debt Security Register. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

                          SECTION  10.03.  Call of Meetings by Company or
Holders.   In case at any time the Company, pursuant to a resolution by the
Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Debt Securities then Outstanding of each series that may be affected by the action proposed to be taken shall have requested the Trustee to call a meeting of such Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

                          SECTION 10.04.  Qualifications for Voting.  To be
entitled to vote at any meeting of Holders of Debt Securities a person shall
(a) be a Holder of one or more Debt Securities of a series affected by the action proposed to be taken or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Debt Securities. The rights of Holders of Debt Securities to have their votes counted shall be subject to the provision in the definition of "Outstanding" in Section 1.01. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debt Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                          SECTION 10.05.  Regulations.  Notwithstanding any
other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debt Securities, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulation, the holding of Debt Securities shall be proved in the manner specified in Section 9.02 and the appointment of any proxy shall be proved in the manner specified in said Section 9.02 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, broker or trust company.

                          The Trustee shall, by an instrument in writing,
appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Debt Securities as provided in Section 10.03, in which case the Company or the Holders of Debt Securities as provided in Section 10.03, in which case the Company or the Holders of Debt Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Debt Securities represented at the meeting and entitled to vote.

                          Subject to the provisions of Section 9.04, at any
meeting each Holder of a Debt Security of a series entitled to vote at such meeting or proxy shall be entitled to one vote for each $1,000 principal amount of Debt Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder of Debt Securities of such series or proxy therefor. Any meeting of Holders of Debt Securities duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time and the meeting may be held as so adjourned without further notice.

                          At any meeting of Holders of Debt Securities, the
presence of Persons holding or representing Debt Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than quorum be present, the Persons holding or representing a majority of the Debt Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

                          SECTION 10.06.  Voting.  The vote upon any resolution
submitted to any meeting of Holders of Debt Securities shall be by written ballots on which shall be subscribed the signatures of the holders of Debt Securities entitled to vote at such meeting or of their representatives by proxy, and the letter or letters, serial number or numbers or other distinguishing marks of the Debt Securities held or represented by him. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders of Debt Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                          Any record so signed and verified shall be conclusive
evidence of the matters therein stated.

                          SECTION 10.07.  No Delay of Rights by Meeting.
Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of Debt Securities of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of Debt Securities under any of the provisions of this Indenture or of the Debt Securities.


                                ARTICLE ELEVEN.

                            SUPPLEMENTAL INDENTURES.

                          SECTION 11.01  Supplemental Indentures without
Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

                             (a)  to evidence the succession of another
                          corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Articles Five and Twelve hereof;

                             (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of Debt Securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                             (c)  to cure any ambiguity or to correct or
                          supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of the Holders of the Debt Securities;

                             (d) to secure the Debt Securities of all series in accordance with the provisions of Sections 5.05;

                             (e) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 8.11;

                             (f) to modify, amend or supplement this Indenture in such a manner as to permit the qualification of any indenture supplemental hereto under the Trust Indenture Act of 1939 as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

                             (g)  to provide for the issuance under this
                          Indenture of Debt Securities in coupon form
                          (including Debt Securities registrable as to principal only) and to provide for exchangeability of such Debt Securities with Debt Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

                             (h) to change or eliminate any of the provisions of this Indenture, provided, however, that any such change or elimination shall become effective only when there is no Debt Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

                             (i) to establish any additional form of Debt Security, as permitted by Section 2.02, and to provide for the issuance of any additional series of Debt Securities, as permitted by Section 3.01, and to set forth the terms thereof.

                          The Trustee is hereby required to join with the
Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                          Any supplemental indenture authorized by the
provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debt Securities at the time Outstanding, notwithstanding any of the provisions of Section 11.02.

                          SECTION 11.02.  Supplemental Indentures with Consent
of Holders. With the consent (evidenced as provided in Section 9.01) of the Holders of greater than 50% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture (all such Holders voting as a single class), by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debt Securities of each series under this Indenture; provided, however, that no such supplemental indenture shall (i) without the consent of the Holder of each Outstanding Debt Security affected thereby, extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the Debt Securities or (ii) without the consent of the Holders of all of the Outstanding Debt Securities of each series affected reduce the aforesaid percentage of Debt Securities, the Holders of which are required to consent (a) to any such supplemental indenture, (b) to rescind and annul a declaration that any Debt Securities are due and payable as a result of the occurrence of an Event of Default, (c) to waive any past default under the Indenture and its consequences and (d) to waive compliance with Sections 5.02 and 5.04 (other than 5.04(a)(1) and (2)) to 5.08, inclusive.

                          Upon the request of the Company, accompanied by a
copy of a Board Resolution certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Debt Securities as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                          It shall not be necessary for the consent of the
Holders of Debt Securities under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                          SECTION 11.03.  Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Debt Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                          SECTION 11.04.  Notation on Debt Securities.  Debt
Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Outstanding Debt Securities of such series.

                          SECTION 11.05.  Evidence of Compliance of
Supplemental Indenture to be Furnished Trustee. The Trustee, subject to the provisions of Sections 8.01 and 7.02, shall receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven and is authorized and permitted by this Indenture.


                                ARTICLE TWELVE.

                  CONSOLIDATION, MERGER, SALE AND CONVEYANCE.

                          SECTION 12.01.  Company May Consolidate, etc., on
Certain Terms. Nothing contained in this Indenture or in any of the Debt Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all of the property of the Company to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that any such consolidation, merger, sale, conveyance or lease shall be upon the condition that (a) immediately after such consolidation, merger, sale, conveyance or lease the corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale, conveyance or lease shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Indenture to be kept or performed by the Company; (b) the corporation (if other than the Company) formed by or surviving any such consolidation or merger or to which such sale, conveyance or lease shall have been made, shall be a corporation organized under the laws of the United States of

America or any state thereof; and (c) the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property.

                          SECTION 12.02.  Successor Corporation to be
Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to performed or observed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and (except in the event of a conveyance by way of lease) the predecessor corporation shall be relieved of any further obligation under this Indenture and the Debt Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Johnson Controls, Inc. any or all of the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debt Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debt Securities of each series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities of such series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debt Securities had been issued at the date of the execution hereof.

                          In case of any such consolidation, merger, sale,
conveyance or lease such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.

                          SECTION 12.03.  Opinion of Counsel to Be Given
Trustee. The Trustee, subject to Sections 8.01 and 8.02, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article Twelve and that all conditions precedent herein provided relating to such transactions have been complied with.


                               ARTICLE THIRTEEN.

                    SATISFACTION AND DISCHARGE OF INDENTURE.

                          SECTION 13.01.  Satisfaction, Discharge and
Defeasance of Debt Securities of any Series. The Company shall be deemed to have paid and discharged the entire indebtedness on all the Debt Securities of a series, the provisions of this Indenture (except as to (x) the rights of Holders of Debt Securities of such series to receive, from the money, in the currency required, and Government Obligations deposited with the Trustee pursuant to Section 13.03 or the interest and principal received by the Trustee in respect of such Government Obligations, payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest on such Debt Securities on the Stated Maturities thereof or upon the Redemption Dates for Debt Securities required to be redeemed pursuant to any mandatory sinking fund or analogous provisions relating to Debt Securities of that series or pursuant to any call for redemption relating to Debt Securities of that series, (y) the Company's rights and obligations with respect to such Debt Securities under Sections 3.06, 3.07, 13.03 and 13.04, 5.02, 5.04, 6.01,
8.06, 8.10, 8.11 and, to the extent applicable to such series, Article Four, so long as the principal of (and premium, if any) and interest on the Debt Securities of such series remain unpaid and, thereafter, only the Company's rights and obligations under Sections 5.04, 8.06, 13.03 and 13.04, and (z) the rights, powers, trusts, duties and immunities of the Trustee with respect to the Debt Securities of such series) as it relates to such Debt Securities shall no longer be in effect, and the Trustee, at the expense of the Company, shall, upon Company Request, execute proper instruments acknowledging the same if:

                             (a) (1) all Debt Securities of such series
                          therefore authenticated and delivered (other than (i) Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (ii) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Sections 13.03 and 13.04) have been delivered to the Trustee for cancellation;

                             (2) the Company has paid or caused to be paid in the currency required all other sums payable under this Indenture in respect of the Debt Securities of such series; and

                             (3) the Company has delivered to the Trustee an Officers' Certificate, an Opinion of Counsel and a written opinion of independent public accountants, each stating that all conditions precedent herein provided for relating to the satisfaction of the entire indebtedness of all Debt Securities of any such series and the discharge of the Indenture as it relates to such Debt Securities have been complied with; or

                             (b) (1) all Debt Securities of such series not
                          theretofore delivered to the Trustee for cancellation
                          (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company;

                             (2)  the condition described in paragraph (1) of
                          Section 13.02 has been satisfied; and

                             (3) the conditions described in paragraphs (a)(2) and (a)(3) of this Section 13.01 have been satisfied; or

                             (c) (1) the conditions referred to in paragraphs
                          (b)(2) and (b)(3) of this Section 13.01 have been satisfied;

                             (2)  no Event of Default or event which with
                          notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of the deposit referred to in paragraph (1) of
                          Section 13.02 or on the ninety-first day after the date of such deposit; provided, however, that should that condition fail to be satisfied on or before such ninety-first day, the Trustee shall promptly, upon satisfactory receipt of evidence of such failure, return such deposit to the Company;

                             (3) the Company has either (i) delivered to the Trustee an opinion of counsel of a nationally-recognized independent tax counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the satisfaction, discharge and defeasance contemplated by this paragraph (c) of this
                          Section 13.01 and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (ii) the Company shall have received from, or there shall have been published by, the United States Internal Revenue Service a ruling to the effect stated in (i) of this
                          Section 13.01(c)(3); and

                             (4)  the Company has received an Opinion of
                          Counsel to the effect that the satisfaction, discharge and defeasance contemplated by this Section
                          13.01 will not result in the delisting of the Debt Securities of that series from any nationally-recognized securities exchange on which they are listed.

                          SECTION 13.02.  Defeasance of Debt Securities of any
Series. The provisions of this Indenture (except as to (x) the rights of Holders of Debt Securities of any series to receive, from the money, in the currency required, and Government Obligations deposited with the Trustee pursuant to paragraph (1) below or the interest and principal received by the Trustee in respect of such Government Obligations, payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest on such Debt Securities on the Stated Maturities thereof or upon the Redemption Dates for Debt Securities required to be redeemed pursuant to any mandatory sinking or analogous provisions relating to Securities of that series or pursuant to any call for redemption relating to Debt Securities of that series, (y) the Company's rights and obligations with respect to such Debt Securities under Sections 3.06, 3.07, 13.03, 13.04, Article Seven (other than subsections (d) and (e) of Section 7.01), Sections 5.01, 5.02, 5.04, 6.01, 8.06, 8.10, 8.11 and, to the extent application to such series, Article Four, so long as the principal of (and premium, if any) and interest on the Debt Securities of such series remain unpaid and, thereafter, only the Company's rights and obligations under Sections 5.04, 8.06, 13.03 and 13.04, and (z) the rights, powers, trusts, duties and immunities of the Trustee with respect to the Debt Securities of such series) as it relates to Debt Securities of any series shall no longer be in effect, and the Trustee, at the expense of the Company shall, upon Company Request, execute proper instruments acknowledging the same if:

                             (1) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (A) the Dollars of Foreign Currency, as applicable, in an amount, or (B) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide on or before the due date of any payment in respect of such series of Debt Securities in an amount, or (C) a combination thereof, sufficient, after payment of






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
                          all Federal, state and local taxes in respect thereof payable by the Trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (i) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Debt Securities of that series on the Stated Maturity of such principal or installment of principal or interest and
                          (ii) any mandatory sinking fund payments or analogous payments or payments pursuant to any call for redemption applicable to Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and such Debt Securities;

                             (2)  no Event of Default or event which with
                          notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

                             (3) the interest of the Holders in such deposit shall have been duly perfected under the applicable provisions of the Uniform Commercial Code; and

                             (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

                          SECTION 13.03.  Application of Trust Funds;
Indemnification. (a) Subject to the provisions of Section 13.04, all money and Government Obligations deposited with the Trustee pursuant to Section 13.01 or 13.02 and all money received by the Trustee in respect of Government Obligations deposited with the Trustee, shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and Government Obligations have been deposited with or received by the Trustee as contemplated by Section 13.01 or 13.02.

                          (b)  The Company shall pay and shall indemnify the
Trustee against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to Section 13.01 or 13.02 or the interest and principal received in respect of such obligations, other than any such tax, fee or other charge payable by or on behalf of Holders. The Company shall be entitled to prompt notice of an assessment or the commencement of any proceeding for which indemnification may be sought hereunder and,




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
at its election, to contest such assessment or to participate in, assume the defense of, or settle such proceeding.

                          (c)  The Trustee shall deliver or pay to the Company
from time to time upon Company Request any Government Obligations or money held by it as provided in Section 13.01 or 13.02 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received.

                          (d)  If the Trustee is unable to apply any money or
Government Obligations in accordance with Section 13.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debt Securities, if any, of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 until such time as the Trustee is permitted to apply all such money or Government Obligations in accordance with Section 13.02; provided, however, that if the Company has made any payment of interest on or principal of (and premium, if any) on any Debt Securities, if any, of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such series of Debt Securities, if any, to receive such payment from the money or Government Obligations held by the Trustee.

                          SECTION 13.04.  Return of Unclaimed Moneys.  Any
moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of and premium, if any, or interest on Debt Securities and not applied but remaining unclaimed by the Holders of Debt Securities for two years after the date upon which the principal of and premium, if any, or interest on such Debt Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on demand; and the Holder of any of the Debt Securities entitled to receive such payment shall thereafter look only to the Company for any payment thereof.


                               ARTICLE FOURTEEN.

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                            OFFICERS AND DIRECTORS.


                          SECTION 14.01.  Indenture and Debt Securities Solely
Corporate Obligations. No recourse under or upon any obligation, covenant or agreement of this Indenture, any supplemental indenture, or of any Debt Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Subsidiary or of any predecessor or successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture, or in any of the Debt Securities or implied thereby; and that any and all such personal liability, either at common law or in equity or by constitution or statute of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or implied thereby, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debt Securities.


                                ARTICLE FIFTEEN.

                           MISCELLANEOUS PROVISIONS.

                          SECTION 15.01.  Provisions Binding on Successors of
the Company. All of the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

                          SECTION 15.02.  Indenture for Sole Benefit of Parties
and Holders of Debt Securities. Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any agent of the Trustee or the Company under this Indenture and the Holders of the Debt Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being, subject to the provisions of Articles Twelve and Fourteen, for the sole benefit of the parties hereto, any agent of the Trustee or the Company under this Indenture and the Holders of the Debt Securities.

                          SECTION 15.03.  Addresses for Notices, etc.  Any
notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debt Securities on the Company may be given or served by being deposited, registered or certified mail postage prepaid, in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee) to the Company, 5757 North Green Bay Road, Milwaukee, Wisconsin 53201,
Attention:




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
Secretary. Any notice, direction, request or demand by any Holder of a Debt Security or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal office of the Trustee, addressed to the attention of its Corporate Trust Department. Any notice, report or other instrument required by any of the provisions of this Indenture to be given by the Trustee to the Holders of Debt Securities of any or all series shall be deemed to have been sufficiently given, for all purposes, when mailed by first class mail.

                          SECTION 15.04.  New York Contract.  This Indenture
and the Debt Securities shall for all purposes be construed in accordance with and governed by the laws of the State of New York.

                          SECTION 15.05.  Evidence of Compliance with
Conditions Precedent. Upon any Company request to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any (including any covenant, compliance with which constitutes a condition precedent) provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

                          Each certificate or opinion provided for in this
Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                          SECTION 15.06.  Legal Holidays.  In any case where
the date of maturity of interest on or principal of or premium, if any, on any series of Debt Securities or the date fixed for redemption of any Debt Security or Debt Securities will be a legal holiday or a day on which banking institutions are legally authorized or obligated to close in Delaware or any other location where a paying agent appointed pursuant to Section 5.02 is located, then payment of such interest on or principal of and premium, if any, on such Debt Securities need not be made by such paying agent on such date but may be made by such paying agent on the next succeeding business day that is not a day in such location that is either a legal holiday or a day on which banking institutions are legally authorized or obligated to close, with the same force and effect as if made on such date of maturity or the




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
date fixed for redemption and no interest shall accrue for the period from and after such prior date.

                          SECTION 15.07.  Trust Indenture Act of 1939 to
Control. If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317 of the Trust Indenture Act of 1939, by the operation of Section 318(c) thereof, such imposed duties shall control, except as, and to the extent, expressly excluded from this Indenture, as permitted by the Trust Indenture Act of 1939. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                          SECTION 15.08.  Table of Contents, Headings, etc.
The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                          SECTION 15.09.  Determination of Principal Amount.
In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, (i) the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01,
(ii) the principal amount of any Debt Securities denominated in a Foreign Currency that shall be deemed to be Outstanding for such purposes shall be determined by converting the Foreign Currency into Dollars at the Market Exchange Rate as of the date of such determination and (iii) the principal amount of any Indexed Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal face amount of such Indexed Debt Security at original issuance, unless otherwise provided in or pursuant to this Indenture.

                          SECTION 15.10.  Execution in Counterparts.  This
Indenture may be executed in any number of counterparts, each of which shall be an original and such counterparts shall together constitute but one and the same instrument. Chemical Bank Delaware hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                          IN WITNESS WHEREOF, JOHNSON CONTROLS, INC. has caused
this Indenture to be signed and acknowledged by its President and either its Chief Financial Officer or its Treasurer, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary, and CHEMICAL BANK DELAWARE has caused this Indenture to be signed and acknowledged by one of its Senior Trust Officers, has caused its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, as of the day and year first written above.

                             JOHNSON CONTROLS INC.



By ______________________________________


                                        By______________________________________

                                        By______________________________________

(CORPORATE SEAL)

ATTEST:


__________________________________________


                            CHEMICAL BANK DELAWARE



                                        By______________________________________



(CORPORATE SEAL)

ATTEST:


__________________________________________

STATE OF ILLINOIS    )
                     ) SS:
COUNTY OF COOK       )


         On the ____ day of _________, 1995, before me personally came ______________ and ____________, to me known, who, being by me duly sworn, did depose and say that they are _______________ and ____________, respectively, of JOHNSON CONTROLS, INC., one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that they signed their names thereto by like authority; and said they acknowledged said instrument to be their free act and deed and the free act and deed of said corporation.

         WITNESS my hand and official seal the day and year first above written.



                               _______________________________
                               Notary Public


(NOTARIAL SEAL)                My commission expires:_________

STATE OF DELAWARE
                                  SS.:
COUNTY OF NEW CASTLE


         On this ____ day of ___________, 1995, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________; that he is a Senior Trust Officer of Chemical Bank Delaware, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority; and said _____________ acknowledged said instrument to be his free act and deed and the free act and deed of said corporation.

         WITNESS my hand and official seal the day and year first above written.



                                           ______________________________
                                           Notary Public


(NOTARIAL SEAL)                            My commission expires:_________